315367143.12 Exhibit 2.1 AGREEMENT AND PLAN OF MERGER BY AND AMONG SIMULATIONS PLUS, INC., INSIGHT MERGER SUB, INC., IMMUNETRICS, INC. AND LAUNCHCYTE LLC AS STOCKHOLDER REPRESENTATIVE June 16, 2023

- i - TABLE OF CONTENTS Page ARTICLE I THE MERGERS ....................................................................................................................... 2 Section 1.1 The Merger ............................................................................................................ 2 Section 1.2 Closing and Effective Time ................................................................................... 2 Section 1.3 Effect of the Merger ............................................................................................... 2 Section 1.4 Organizational Documents .................................................................................... 2 Section 1.5 Directors and Officers ............................................................................................ 2 Section 1.6 Effect of Merger on Securities of Constituent Corporations ................................. 3 Section 1.7 Closing Date Procedures ........................................................................................ 5 Section 1.8 Closing Date Adjustment ....................................................................................... 7 Section 1.9 Paying Agent. ........................................................................................................ 9 Section 1.10 Post Closing Payments........................................................................................... 9 Section 1.11 Withholding ........................................................................................................... 9 Section 1.12 Tax Consequences ................................................................................................. 9 Section 1.13 Taking of Further Action ....................................................................................... 9 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................ 10 Section 2.1 Organization and Good Standing ......................................................................... 10 Section 2.2 Authority and Enforceability ............................................................................... 10 Section 2.3 Governmental Approvals and Consents............................................................... 11 Section 2.4 No Conflicts ......................................................................................................... 11 Section 2.5 Company Capital Structure .................................................................................. 11 Section 2.6 Company Financial Statements; Internal Financial Controls .............................. 13 Section 2.7 No Undisclosed Liabilities ................................................................................... 14 Section 2.8 No Changes .......................................................................................................... 14 Section 2.9 Taxes .................................................................................................................... 16 Section 2.10 Real Property ....................................................................................................... 20 Section 2.11 Tangible Property ................................................................................................ 20 Section 2.12 Bank Accounts ..................................................................................................... 20 Section 2.13 Intellectual Property. ............................................................................................ 20 Section 2.14 Material Contracts................................................................................................ 26 Section 2.15 Employee Benefit Plans ....................................................................................... 28 Section 2.16 Employment Matters............................................................................................ 30 Section 2.17 Authorizations ...................................................................................................... 31 Section 2.18 Litigation .............................................................................................................. 32 Section 2.19 Insurance .............................................................................................................. 32 Section 2.20 Compliance with Legal Requirements ................................................................. 32 Section 2.21 Interested Party Transactions ............................................................................... 33 Section 2.22 Books and Records .............................................................................................. 33 Section 2.23 Company Broker’s Fees ....................................................................................... 34 Section 2.24 Top Customers ..................................................................................................... 34 Section 2.25 Environmental Matters ........................................................................................ 34 Section 2.26 Sole and Exclusive Representations .................................................................... 35 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB ............................................................................................................................................................. 35 Section 3.1 Organization and Standing ................................................................................... 35 Section 3.2 Authority and Enforceability ............................................................................... 35

TABLE OF CONTENTS (continued) - ii - Section 3.3 Governmental Approvals and Consents............................................................... 35 Section 3.4 No Conflict .......................................................................................................... 36 Section 3.5 Litigation .............................................................................................................. 36 Section 3.6 Parent Broker’s Fees ............................................................................................ 36 Section 3.7 Sole and Exclusive Representations .................................................................... 36 ARTICLE IV ADDITIONAL AGREEMENTS ......................................................................................... 36 Section 4.1 Employee Matters ................................................................................................ 36 Section 4.2 Payoff Letters; Release of Liens .......................................................................... 37 Section 4.3 Transaction Expenses .......................................................................................... 37 Section 4.4 Spreadsheet .......................................................................................................... 37 Section 4.5 Resignation of Directors and Officers ................................................................. 38 Section 4.6 Tail Policy ............................................................................................................ 38 Section 4.7 D&O Indemnification and Exculpation ............................................................... 39 Section 4.8 Code Section 280G .............................................................................................. 39 ARTICLE V CLOSING DELIVERABLES ............................................................................................... 40 Section 5.1 Company Closing Deliverables ........................................................................... 40 Section 5.2 Parent Closing Deliverables ................................................................................. 41 ARTICLE VI TAX MATTERS .................................................................................................................. 41 Section 6.1 Straddle Period Taxes .......................................................................................... 41 Section 6.2 Tax Returns .......................................................................................................... 41 Section 6.3 Tax Proceedings ................................................................................................... 41 Section 6.4 Cooperation .......................................................................................................... 42 Section 6.5 Post-Closing Actions ........................................................................................... 42 Section 6.6 Tax Refunds ......................................................................................................... 42 Section 6.7 Transfer Taxes ..................................................................................................... 43 Section 6.8 Conflicts ............................................................................................................... 43 ARTICLE VII POST-CLOSING INDEMNIFICATION ........................................................................... 43 Section 7.1 Survival of Representations and Warranties ........................................................ 43 Section 7.2 Indemnification .................................................................................................... 44 Section 7.3 Limitations on Indemnification ........................................................................... 46 Section 7.4 Indemnification Claim Procedures ...................................................................... 48 Section 7.5 Third Party Claims ............................................................................................... 49 Section 7.6 Stockholder Representative ................................................................................. 50 Section 7.7 Exclusive Remedies ............................................................................................. 51 ARTICLE VIII GENERAL PROVISIONS ................................................................................................ 51 Section 8.1 Certain Interpretations ......................................................................................... 51 Section 8.2 Amendment .......................................................................................................... 52 Section 8.3 Assignment .......................................................................................................... 52 Section 8.4 Notices ................................................................................................................. 52 Section 8.5 Public Disclosure ................................................................................................. 53 Section 8.6 Entire Agreement ................................................................................................. 53 Section 8.7 Disclosure Schedule ............................................................................................. 53 Section 8.8 No Third-Party Beneficiaries ............................................................................... 53 Section 8.9 Specific Performance and Other Remedies ......................................................... 53 Section 8.10 Severability .......................................................................................................... 54 Section 8.11 Conflicts; Privilege .............................................................................................. 54

TABLE OF CONTENTS (continued) - iii - Section 8.12 Governing Law .................................................................................................... 54 Section 8.13 Exclusive Jurisdiction .......................................................................................... 55 Section 8.14 Waiver of Jury Trial ............................................................................................. 55 Section 8.15 Attorneys’ Fees .................................................................................................... 55 Section 8.16 Counterparts ......................................................................................................... 55 Section 8.17 Non-Recourse ...................................................................................................... 55

- iv - INDEX OF EXHIBITS Annex Description Annex A Certain Defined Terms Exhibit Description Exhibit A Form of Certificate of Merger Exhibit B Form of Key Employee Employment Agreements Exhibit C Form of Exchange Documents Exhibit D Form of Joinder Agreement Exhibit E Form of Earnout Agreement Exhibit F Form of Option Cancellation Agreement Exhibit G Form of Bonus Cancellation Agreement Exhibit H Form of Surviving Corporation Certificate of Incorporation Exhibit I Form of Surviving Corporation Amended and Restated Bylaws Exhibit J Form of New Company Bonus Arrangment Schedule Description Schedule A Key Employee Schedule B Net Working Capital Schedule C Deferred Revenue Schedule D New Company Bonus Arrangments Schedule E Prior Company Bonus Arrangments

-1- AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of June 16, 2023 by and among Simulations Plus, Inc., a California corporation (“Parent”), Insight Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), Immunetrics, Inc., a Delaware corporation (the “Company”), and LaunchCyte LLC as stockholder representative of the Company (the “Stockholder Representative”). All capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in Annex A. WITNESSETH: WHEREAS, the boards of directors of each of Parent, the Merger Sub and the Company have determined that it would be advisable and in the best interests of each corporation and their respective stockholders that Parent acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”), pursuant to which the Surviving Corporation would become a wholly owned subsidiary of Parent, in each case upon the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of Delaware Law, and in furtherance thereof, have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and the Related Agreements (the “Transactions”); WHEREAS, Stockholders holding (i) ninety percent (90%) of the issued and outstanding shares of Class A Common Stock, par value $.001 per share (“Company Class A Common Stock”), and (ii) ninety five percent (95%) of the issued and outstanding shares of Company Class A Common Stock and Common Stock, par value $.001 per share (“Company Common Stock”), voting together as a single class, have (a) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and the Stockholders, and (b) authorized, approved and declared advisable this Agreement, the Merger and the Transactions; WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Key Stockholders are delivering to Parent and the Company a duly executed Joinder Agreement; WHEREAS, concurrent with the execution and delivery of this Agreement, as a material inducement to Parent to enter into this Agreement: the Key Employee is entering into an amended employment agreement and non-compete agreement with Parent, substantially in the forms attached hereto as Exhibit B (collectively, the “Key Employee Employment Agreements”), and which will be effective at and as of the Effective Time; WHEREAS, Parent, the Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements, as more fully set forth herein, in connection with the Merger and the other Transactions; and NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

-2- ARTICLE I THE MERGERS Section 1.1 The Merger. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, a certificate of merger in substantially the form attached hereto as Exhibit A (the “Certificate of Merger”) and the applicable provisions of Delaware Law, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). Section 1.2 Closing and Effective Time. (a) Closing. The closing of the Merger (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement on the date of this Agreement as first stated above (the “Closing Date”), at the offices of Procopio, Cory, Hargreaves & Savitch LLP, 12544 High Bluff Drive, Suite 400, San Diego, CA 92130 or at such other time or place as agreed to in writing by Parent and the Company. The transfers and deliveries described in this Section 1.2 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, notwithstanding any other provision of this Agreement, no such transfer or delivery shall become effective or shall be deemed to occur until all of the other transfers and deliveries provided for in Article V shall have occurred or been waived on the Closing Date. (b) Merger Effective Time. On the Closing Date, the Company shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing and acceptance by the Secretary of State of the State of Delaware, or such other later time as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger, shall be referred to herein as the “Effective Time”). Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Section 1.4 Organizational Documents. The certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in the form attached hereto as Exhibit H, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation. The bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended and restated in the form attached hereto as Exhibit I, and, as so amended and restated, shall be the bylaws of the Surviving Corporation as of the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws. Section 1.5 Directors and Officers. (a) Directors of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law

-3- and the certificate of incorporation and bylaws of the Surviving Corporation until their successor is duly elected and qualified. (b) Officers of Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation. Section 1.6 Effect of Merger on Securities of Constituent Corporations. (a) Effect on Capital Stock of Merger Sub. At the Effective Time, each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of the Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation. (b) Company Capital Stock. (i) Generally. At the Effective Time, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or the stockholders thereof, each share of Company Capital Stock (excluding (A) Cancelled Shares which shall be treated in the manner set forth in Section 1.6(b)(iii) and (B) Dissenting Shares, which shall be treated in the matter set forth in Section 1.6(b)(iv)) issued and outstanding as of immediately prior to the Effective Time shall be cancelled, extinguished and converted automatically into the right to receive, subject to the terms of this Agreement including Section 1.6(g), Section 1.6(h), Section 1.8 and the indemnification and holdback provisions herein, and subject to the provisions of and the valid surrender of the certificate representing such shares of Company Capital Stock in the manner provided in Section 1.7: (1) the Closing Per Share Cash Merger Consideration; (2) the contingent right to receive, subject to the requirements and contingencies set forth in the Earnout Agreement, the Per Share Earnout Consideration pursuant to Section 1.6(h), if any and (3) the contingent right to receive, subject to the requirements and contingencies set forth in this Agreement, the applicable Per Share Deferred Amounts, pursuant to Section 1.6(g), if any. (ii) Calculations. For purposes of calculating the aggregate amount of cash issuable to each Equityholder pursuant to this Agreement, all shares of Company Capital Stock, Phantom Shares (as defined in the Company Bonus Arrangements), and Company Options held by each such Equityholder shall be aggregated. (iii) Cancelled Shares. At the Effective Time, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or the respective stockholders or members, as applicable, thereof, each share of Company Capital Stock that is issued and outstanding and held by the Company (as treasury stock or otherwise) or Parent as of immediately prior to the Effective Time (“Cancelled Shares”) shall be cancelled without any consideration paid therefor. (iv) Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock outstanding immediately prior to the Effective Time and which are held by Stockholders who shall have, in all respects, properly exercised and perfected a demand for and are entitled to appraisal for such shares in accordance with Section 262 of Delaware Law (either before or after the Effective Time) (and shall not have effectively withdrawn or lost such Person’s rights to such appraisal under Delaware Law with respect to such shares) (collectively, the “Dissenting Shares”),

-4- shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in Section 1.6(b)(i) but the holder thereof shall only be entitled to such rights as are provided by Delaware Law. Notwithstanding the provisions of this Section 1.6(b)(iv), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive, subject to the terms of this Agreement, including Section 1.6(g), Section 1.6(h), Section 1.8, and the indemnification and holdback provisions herein, and subject to the provisions of and the valid surrender of the certificate representing such shares of Company Capital Stock in the manner provided in Section 1.7: the consideration for Company Capital Stock set forth in Section 1.6(b)(i), without interest thereon. Parent shall give (A) Stockholder Representative prompt notice of any written demand for appraisal received by the Surviving Corporation after the Effective Time pursuant to the applicable provisions of Delaware Law and (B) the Stockholder Representative the opportunity to participate in all negotiations and proceedings with respect to such demands, such participation at the Equityholders’ expense. Parent shall not, except with the prior written consent of the Stockholder Representative, make any payment with respect to any such demands or offer to settle or settle any such demands which consent shall not be unreasonably withheld, conditioned or delayed. (c) Company Options. Prior to the Closing, the Company shall take all necessary action so that each Company Option that is outstanding as of immediately prior to the Effective Time shall be cancelled and extinguished at the Effective Time without any further action on the part of Parent, Merger Sub or the Company, and shall cause such former holder of such Company Option to execute and deliver an Option Surrender Agreement, in substantially the form attached as Exhibit F hereto (an “Option Cancellation Agreement”), pursuant to which, and contingent upon the Company’s receipt of which, the former holder of such Company Option shall be entitled to receive (without interest and subject to applicable Tax withholding pursuant to Section 1.11) for each such Company Option, subject to the terms and conditions of his or her Option Cancellation Agreement, and in all cases consistent with the Spreadsheet: (1) a portion of the Closing Payments to Qualified Recipients (to the extent it is greater than Zero Dollars ($0)) as set forth in the applicable Option Cancellation Agreement and consistent with the Spreadsheet, (2) a portion of the Earnout Payments to Qualified Recipients (to the extent it is greater than Zero Dollars ($0)) as set forth in the applicable Option Cancellation Agreement and consistent with the Spreadsheet, and (3) a portion of the Deferred Amounts to Qualified Recipients (to the extent it is greater than $0) as set forth in the applicable Option Cancellation Agreement and consistent with the Spreadsheet. (d) Prior Company Bonus Arrangements. Prior to the Closing, the Company shall take all necessary action so that each Prior Company Bonus Arrangement that is outstanding as of immediately prior to the Effective Time shall be cancelled and extinguished at the Effective Time without any further action on the part of Parent, Merger Sub or the Company, and shall cause the individual who was a party to such Prior Company Bonus Arrangement to execute and deliver a Bonus Cancellation Agreement, in substantially the form attached as Exhibit G hereto (a “Bonus Cancellation Agreement”), pursuant to which, and contingent upon the Company’s receipt of which, such individual shall be entitled to receive (without interest and subject to applicable Tax withholding pursuant to Section 1.11) subject to the terms and conditions of his or her Bonus Cancellation Agreement, and in all cases consistent with the Spreadsheet: (1) a portion of the Closing Payments to Qualified Recipients (to the extent it is greater than $0) as set forth in the applicable Bonus Cancellation Agreement and consistent with the Spreadsheet, (2) a portion of the Earnout Payments to Qualified Recipients (to the extent it is greater than $0) as set forth in the applicable Bonus Cancellation Agreement and consistent with the Spreadsheet, and (3) a portion of the Deferred Amounts to Qualified Recipients (to the extent it is greater than $0) as set forth in the applicable Bonus Cancellation Agreement and consistent with the Spreadsheet.

-5- (e) New Company Bonus Arrangements. Each individual who is party to a New Company Bonus Arrangement shall be entitled to receive (without interest and subject to applicable Tax withholding pursuant to Section 1.11) subject to the terms and conditions of his or her New Company Bonus Arrangement and in all cases consistent with the Spreadsheet: (1) a portion of the Closing Payments to Qualified Recipients (to the extent it is greater than $0) as set forth in the applicable New Company Bonus Arrangement and consistent with the Spreadsheet, (2) a portion of the Earnout Payments to Qualified Recipients (to the extent it is greater than $0) as set forth in the applicable New Company Bonus Arrangement and consistent with the Spreadsheet, and (3) a portion of the Deferred Amounts to Qualified Recipients (to the extent it is greater than $0) as set forth in the applicable New Company Bonus Arrangement and consistent with the Spreadsheet. (f) The Company shall, prior to the Effective Time, take or cause to be taken such actions, and shall obtain all such consents including consents of applicable Company Option holders and the individuals who are parties to the Company Bonus Arrangements, as may be required to effect the foregoing provisions of Section 1.6(c), Section 1.6(d) and Section 1.6(e), after consultation with, and subject to the reasonable approval of, Parent. (g) Treatment of Deferred Amounts. The Holdback Amount and the Stockholder Representative Expense Fund (collectively, the “Deferred Amounts”) shall be withheld from the amounts payable to Equityholders in accordance with the provisions of this Section 1.6, and the Spreadsheet. Any payments to be made from or out of the Holdback Amount (including any associated Refund) or the Stockholder Representative Expense Fund for the benefit of the Equityholders shall be made in accordance with Section 1.8, Article VII, the Option Cancellation Agreements, the Bonus Settlement Agreements, and the Spreadsheet. (h) Earnout. Each Equityholder may be entitled to receive the Earnout Consideration pursuant to the provisions of the Earnout Agreement substantially in the form attached hereto as Exhibit E (the “Earnout Agreement”). On an Earnout Payment Date, if any, the applicable Earnout Payment, shall be made in accordance with Section 1.10. The parties acknowledge and agree that the Earnout Consideration is part of the aggregate acquisition consideration payable in respect of Company Capital Stock, Company Options and Company Bonus Arrangements in accordance with this Agreement, and, in the absence of a contrary “determination” (within the meaning of section 1313(a) of the Code), shall not take any position for U.S. federal income tax purposes inconsistent with such characterization. The parties acknowledge and agree that the Transaction Payroll Taxes related to the payment of the Earnout Consideration shall be borne and paid exclusively by the Surviving Corporation. Section 1.7 Closing Date Procedures. (a) Closing Date Cash Payments. (i) At or prior to the Closing, the aggregate amount of the Closing Payments to Qualified Recipients, in accordance with the Option Cancellation Agreements and Bonus Settlement Agreements and as identified on the Spreadsheet, shall be deposited in an account designated by Parent for further distribution to the Qualified Recipients through the Surviving Corporation’s payroll system (or if the Qualified Recipient is or was an independent contractor, as an account payable) as soon as reasonably practical following the Closing, less any applicable income and employment withholding Taxes, in accordance with Section 1.6(c), Section 1.6(d), and Section 1.6(e), the Option Cancellation Agreement, the Bonus Settlement Agreements, the Spreadsheet, and the provisions of this Section 1.7. (ii) At or prior to the Closing, Parent shall cause an amount in cash equal to the aggregate amount of the Closing Per Share Cash Merger Consideration, to be deposited in an account

-6- designated by the Paying Agent for further distribution to the Stockholders entitled to such amounts as provided in Section 1.6(b), as soon as reasonably practical following the Closing and in accordance with Spreadsheet and the provisions of this Section 1.7. (iii) At or prior to the Closing, Parent shall retain the Holdback Amount, to be held for the purpose of securing the indemnification obligations of the Equityholders set forth in this Agreement, and the obligations pursuant to Section 1.8(f), Article VII, the Option Cancellation Agreements and the Bonus Settlement Agreements. (iv) At or prior to the Closing, Parent shall pay, or cause to be paid, an amount in cash equal to Two Hundred And Fifty Thousand Dollars ($250,000) to be deposited in a bank account designated in writing by the Stockholder Representative (such amount, including any interest accrued therein, the “Stockholder Representative Expense Fund”) to be held and used by the Stockholder Representative to fund the Stockholder Representatives Expenses in accordance with Section 7.6. (v) At or prior to the Closing, Parent shall pay or cause to be paid, on behalf of the Company, the amounts set forth in the Payoff Letters delivered pursuant to Section 4.2(a) by wire transfer of immediately available funds to the accounts of the applicable lenders or other parties as set forth in the Payoff Letters. (vi) At or prior to the Closing, Parent shall pay or cause to be paid, on behalf of the Company, by wire transfer of immediately available funds, the Transaction Expenses set forth in the Statement of Expenses to the applicable recipients as set forth on the Statement of Expenses. (vii) At or prior to the Closing, Parent shall pay or cause to be paid, on behalf of the Company, by wire transfer of immediately available funds, fifty percent (50%) of the costs and expenses of the D&O Policy (which amount shall be excluded from the calculation or payment of the Closing Cash Merger Consideration). (b) Exchange Procedures for Stockholders. As soon as reasonably practicable after the Closing Date, Parent or the Paying Agent shall mail a letter of transmittal in substantially the form attached hereto as Exhibit C (the “Exchange Documents”) to the address set forth opposite each Stockholder’s name on the Spreadsheet. After delivery to Parent or the Paying Agent of the Exchange Documents and any applicable tax forms that Parent or the Paying Agent may reasonably require in connection therewith, duly completed and validly executed in accordance with the instructions thereto, and a certificate representing shares of Company Capital Stock (the “Company Stock Certificates”), (i) on the Closing Date, in the case of Stockholders who have completed and delivered Exchange Documents to Parent or the Paying Agent prior to the date hereof, or as soon as reasonably practicable upon receipt of the applicable Exchange Documents, in the case of Stockholders who complete and deliver Exchange Documents to Parent or the Paying Agent following the Closing, the Paying Agent shall pay to such Stockholder the Closing Per Share Cash Merger Consideration payable in respect of such Company Capital Stock pursuant to Section 1.6(b)(i), and (ii) the Company Stock Certificate, if applicable, so surrendered shall be marked as “cancelled”. Until so surrendered, each Company Stock Certificate outstanding after the Effective Time will be deemed, for all corporate purposes thereafter, to evidence only the right to receive that portion of the Aggregate Merger Consideration (each, without interest), if any, issuable in exchange for the Company Capital Stock represented by such Company Stock Certificate pursuant to Section 1.6(b)(i). No portion of the Aggregate Merger Consideration will be paid to the holder of any unsurrendered Company Stock Certificate with respect to shares of Company Capital Stock formerly represented thereby until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate and validly executed Exchange Documents pursuant hereto.

-7- (c) Lost, Stolen or Destroyed Certificates. In the event any Company Stock Certificate shall have been lost, stolen or destroyed, the Paying Agent or Parent shall pay and/or issue, in exchange for such lost, stolen or destroyed certificate, the portion of the Aggregate Merger Consideration, if any, payable and/or issuable in respect thereto pursuant to Section 1.6(b)(i) upon the making of a customary affidavit of that fact by the holder thereof; provided, however Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to either (i) deliver a bond in such amount as it may reasonably direct (not to exceed the value of such Company Stock Certificates) or (ii) provide a customary indemnification agreement in form and substance reasonably acceptable to Parent against any claim that may be made against Parent, the Surviving Corporation, or the Paying Agent with respect to the certificates alleged to have been lost, stolen or destroyed. (d) No Further Ownership Rights in Company Capital Stock. The amounts paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I. (e) No Liability. Notwithstanding anything to the contrary in this Agreement, none of Parent, Merger Sub, the Paying Agent, the Surviving Corporation, the Stockholder Representative or any party hereto shall be liable to a Stockholder for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement. Section 1.8 Closing Date Adjustment. (a) Parent, the Company and the Stockholder Representative acknowledge and agree that the (i) Net Working Capital (and the Adjustment Amount), (ii) Cash Amount, (iii) Closing Indebtedness and (iv) Transaction Expenses may not be known as of the Closing Date (items (ii) to (iv) the “Other Adjustment Items”) may need to be adjusted subsequent to the Closing Date on the basis set forth herein. (b) At least two (2) Business Days prior to Closing, the Company delivered to Parent a statement (the “Estimated Closing Statement”) setting forth a good-faith estimation of (i) the Net Working Capital and how it is calculated, which shall have been prepared in accordance with the definition of Net Working Capital provided in this Agreement and reasonably acceptable to Parent (the “Estimated Net Working Capital” ), and (ii) the Other Adjustment Items (the “Estimated Other Adjustment Items” ). (c) As soon as reasonably practicable, but not later than ninety (90) days after the Closing Date, Parent shall prepare in good faith and deliver to the Stockholder Representative (i) Parent’s determination of (i) (A) the Net Working Capital as of the Closing Date, and (B) the Other Adjustment Items as of the Closing Date (collective the “Final Other Adjustment Items” ) and (ii) a statement setting forth Parent’s resulting calculation of the Adjustment Amount (the “Parent Closing Statement”). The Parent Closing Statement shall be prepared in accordance with GAAP and the definitions provided in this Agreement. (d) The Stockholder Representative and Parent will have the right to review all records, work papers and calculations, and shall have access to such personnel and advisors of the Surviving Corporation and Parent on reasonable advance notice and during regular working hours, that are reasonably necessary for the purpose of reviewing the Estimated Closing Statement and the Parent Closing Statement; provided that Parent will be entitled to withhold portions of any such books, records, documents or other information

-8- or access from the Stockholder Representative the provision of which would, or would reasonably be likely to, (i) cause the attorney-client privilege thereof to be waived (excluding any information or documents that were held by the Company or created by or for the benefit of the Company prior to Closing), (ii) result in the breach of any confidentiality agreement to which Parent or any of its Affiliates are bound, or (iii) unreasonably interfere with the operation of Parent, the Surviving Corporation or their respective businesses. The Stockholder Representative will have thirty (30) days after Parent delivers the Parent Closing Statement in which to notify Parent in writing (such notice, a “Closing Statement Dispute Notice”) of any discrepancy in, or disagreement with, any calculations supporting, or any items reflected on, the Parent Closing Statement (and specifying the amount in dispute and setting forth in reasonable detail the basis for such discrepancy or disagreement), and Parent and the Stockholder Representative shall negotiate in good faith to resolve such disputed items and, upon mutual agreement by Parent and the Stockholder Representative in writing, an appropriate adjustment will be made thereto. If the Stockholder Representative does not deliver a Closing Statement Dispute Notice to Parent during such thirty (30) day period, the Parent Closing Statement will be deemed to be accepted in the form presented to the Stockholder Representative. If the Stockholder Representative timely delivers a Closing Statement Dispute Notice and Parent and the Stockholder Representative do not resolve, within fifteen (15) days after timely delivery of the Closing Statement Dispute Notice, any discrepancy or disagreement therein, the discrepancy or disagreement may be submitted by either party for review and final determination by the Designated Accounting Firm. The review by the Designated Accounting Firm will be limited to the discrepancies and disagreements set forth in the Closing Statement Dispute Notice, and the resolution of such discrepancies and disagreements and the determination of the Net Working Capital and the Other Adjustment Items and (A) the resulting calculation of the Adjustment Amount by the Designated Accounting Firm must be in writing, (B) made in accordance with GAAP, (C) with respect to any specific discrepancy or disagreement, no greater than the higher amount calculated by Parent or the Stockholder Representative, as the case may be, and no lower than the lower amount calculated by Parent or the Stockholder Representative as the case may be, (D) made as promptly as practical after the submission of such discrepancies and disagreements to the Designated Accounting Firm (but in no event later than thirty (30) days after the date of submission), and (E) final and binding upon, and non-appealable by, the parties hereto and their respective successors and assigns for all purposes hereof, and not subject to collateral attack for any reason absent manifest error or fraud. The parties hereto acknowledge and agree that the Federal Rules of Evidence Rule 408 shall apply to Parent, the Surviving Corporation and the Stockholder Representative during such thirty (30)-day period of negotiations and any subsequent dispute arising therefrom. The fees, costs and expenses of retaining the Designated Accounting Firm will be allocated between (x) the Stockholders and (y) Parent in inverse proportion as they may prevail on matters resolved by the Designated Accounting Firm, which proportion will be based on the amounts proposed by the Stockholder Representative and Parent. Following the resolution of all objections of the Stockholder Representative regarding the manner in which any item or items are treated on the Parent Closing Statement, by mutual agreement or as determined by the Designated Accounting Firm, Parent will prepare the final statement reflecting such agreement or determination of the Net Working Capital, Other Adjustment Items and Adjustment Amount and will deliver copies thereof to the Stockholder Representative and such final statement will be the “Final Closing Statement,” and, for the avoidance of doubt, the final Adjustment Amount set forth in the Final Closing Statement will be the “Adjustment Amount.” (e) If the Adjustment Amount reflects a Positive Adjustment (such positive amount, the “Excess Amount”), then, within five (5) Business Days of the final determination of the Adjustment Amount, Parent shall pay the Excess Amount to the Equityholders (an “Adjustment Payment”) in accordance with Section 1.10. (f) If the Adjustment Amount reflects a Negative Adjustment (such negative amount, the “Shortfall Amount”), then such Shortfall Amount will reduce the Holdback Amount released to the Equityholders (through the Paying Agent or the Surviving Corporation pursuant to Section 1.7(a)(iii) and

-9- the other provisions of this Agreement, the Option Cancellation Agreements and the Bonus Settlement Agreements) provided, however, at Parent’s option, Parent may, by providing a written notice to that effect to the Stockholder Representative, set off the balance of the Shortfall Amount, or any portion thereof, against amounts payable pursuant to the Earnout Agreement. Section 1.9 Paying Agent. Parent, the Company and the Stockholder Representative hereby appoint Wilmington Trust, National Association as a paying agent hereunder (the “Paying Agent”), pursuant to a paying agent agreement, to be entered on or about the Closing Date, by and among the Paying Agent, Parent, the Company, and the Stockholder Representative (the “Paying Agent Agreement”), for the purpose of distribution to the Stockholders the consideration payable to them pursuant to Section 1.6(b)(i), Section 1.6(f), Section 1.6(g), and Section 1.8 and Article VII. All costs and expenses related to the Paying Agent (including the designation and appointing of the Paying Agent) shall be borne solely by the Equityholders. Section 1.10 Post Closing Payments. Each Post-Closing Payment, if any, shall be made as follows, and in each case in accordance with the Spreadsheet: (i) Parent or Stockholder Representative, as applicable, shall deposit with the Paying Agent that portion of the Post-Closing Payment equal to (A) such Post-Closing Payment less (B) the portion of such Post-Closing Payment which is payable to the Qualified Recipients pursuant to clause (ii) of this Section 1.10, due to, and for further distribution to, those Stockholders entitled to such payment as provided in Section 1.6(b), and (ii) Parent or Stockholder Representative, as applicable, shall deposit with and cause the Surviving Corporation to promptly distribute to the Qualified Recipients (through the Surviving Corporation payroll system less applicable income and employment withholding Taxes or, if such Qualified Recipient is, or was, an independent contractor of the Company, as an account payable to such Person), the portion of the Post-Closing Payment which is payable to the Qualified Recipients in accordance with the Option Cancellation Agreements and Bonus Settlement Agreements and consistent with the Spreadsheet. Section 1.11 Withholding. The Company, the Paying Agent, Parent, and the Surviving Corporation, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under any provision of Tax law or under any Legal Requirements or applicable Orders, and to be provided any necessary Tax forms, including a valid IRS Form W-9. Parent and the Surviving Corporation shall take all reasonable steps to reduce or eliminate any withholding amounts pursuant to this Section 1.11 to the extent permitted by applicable law. To the extent such amounts are so deducted or withheld and duly paid over to the appropriate Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to which such amounts would otherwise have been paid. Section 1.12 Tax Consequences. The Merger is intended to be treated as a taxable purchase and sale of the stock of the Company for Tax purposes. Section 1.13 Taking of Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or to vest Parent with full right, title and possession to all of the Company Capital Stock, then each of the Company, Parent and the officers and directors of each of the Company and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

-10- ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to any disclosure set forth in (a) the specific section, subsection or subclause of the disclosure schedule delivered by the Company to Parent on the date hereof prior to the execution and delivery hereof (the “Disclosure Schedule”) that corresponds to the specific section, subsection or subclause of each representation and warranty set forth in this Article II, or (b) a specific cross-reference to a disclosure on another Disclosure Schedule, as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), the Company hereby represents and warrants to Parent and Merger Sub as follows: Section 2.1 Organization and Good Standing. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own, lease and operate its assets and properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification or license necessary to the Company’s business as currently conducted, except where such failures to be so licensed or qualified and in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 2.1(a) of the Disclosure Schedule, there are no material outstanding powers of attorney executed by or on behalf of the Company. The Company has no Subsidiaries. (b) The Company has Made Available true, correct and complete copies of its certificate of incorporation, as amended to date (the “Certificate of Incorporation”) and bylaws, as amended to date, each in full force and effect on the date hereof (collectively, the “Charter Documents”). The board of directors of the Company has not approved or proposed any amendment to any of the Charter Documents that has not been Made Available. Section 2.1(b)-1 of the Disclosure Schedule lists the directors and officers of the Company and every jurisdiction in which the Company has Employees or facilities or otherwise conducts business as of the date hereof. Except as set forth on Section 2.1(b)-2 of the Disclosure Schedule, the operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. Section 2.2 Authority and Enforceability. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and, the execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the Merger and the other Transactions have been duly authorized by all necessary corporate action on the part of the Company and no further corporate or other action is required on the part of the Company to authorize this Agreement and any Related Agreements to which the Company is a party or to consummate the Merger or any other Transactions other than the adoption of this Agreement by the holders of a majority of the outstanding voting power of the Company Common Stock and Company Class A Common Stock, voting together as a single class (to be obtained prior to Closing as a condition thereof) which will become effective immediately following the execution of this Agreement. The board of directors of the Company has unanimously approved this Agreement, the Merger and the other Transactions, and recommended to the Stockholders to vote in favor of adoption of this Agreement and approval of the Merger and the other Transactions. This Agreement and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations

-11- of the Company enforceable against it in accordance with their respective terms, subject to (x) Legal Requirements of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general, and (y) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity (clauses (x) and (y) collectively, the “Enforceability Limitations”). Section 2.3 Governmental Approvals and Consents. No consent, notice, waiver, approval, Order or authorization of, or registration, declaration or filing with any Governmental Entity, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the Merger or any other Transactions, except for (a) such consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and state “blue sky” laws, and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. Section 2.4 No Conflicts. Assuming compliance with the other regulatory measures, if any described in Section 2.3 hereto, except as set forth on Section 2.4 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the Merger or any other Transactions, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, material modification or acceleration of any obligation or loss of any benefit (any such event, a “Conflict”) under (a) any provision of the Charter Documents, (b) any Company Contract or (c) any Legal Requirement or Order applicable to the Company or any of their respective properties or assets (whether tangible or intangible). Section 2.4 of the Disclosure Schedule sets forth all necessary notices, consents, waivers and approvals of parties to any Contracts as are required thereunder in connection with the Merger or any other Transactions. Section 2.5 Company Capital Structure. (a) The authorized capital stock of the Company consists of (i) 27,500,000 shares of Company Common Stock, of which 9,048,152 shares are issued and outstanding on the date hereof, and (ii) 10,100,000 shares of Company Class A Common Stock, of which 10,037,808 shares are issued and outstanding on the date hereof. The Company Capital Stock is held by the Persons and in the amounts set forth in Section 2.5(a) of the Disclosure Schedule which further sets forth for each such Person the number of shares held, class and/or series of such shares and the number of the applicable stock certificates representing such shares (if any). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and at the Effective Time will not be subject to preemptive rights created by statute, the Charter Documents, or any Company Contract. The Company does not hold any Company Capital Stock in its treasury. (b) All outstanding shares of Company Capital Stock and Company Options have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any stockholder of the Company) in compliance with all applicable Legal Requirements, and were issued, transferred and repurchased (in the case of shares that were outstanding and repurchased by the Company or any stockholder of the Company) in accordance with any right of first refusal or similar right or limitation Known to the Company. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Company Capital Stock, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). Other than the Company Capital Stock set forth in Section 2.5(a) of the Disclosure Schedule, the Company has no other capital stock authorized, issued or outstanding. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. True, correct and complete copies of all agreements

-12- and instruments relating to any securities of the Company have been Made Available and such agreements and instruments have not been amended, modified or supplemented. (c) Except for the Plans and except as set forth on Section 2.5(c) of the Disclosure Schedule, the Company does not currently maintain any stock option plan or any other plan or agreement providing for equity or equity-related compensation to any Person (whether payable in shares, cash or otherwise). The Company has reserved 5,303,966 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the Plans, of which (i) 3,000,000 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plans, (ii) 16,666 shares have been issued upon the exercise of options granted under the Plans and remain outstanding as of the date hereof, (iii) no shares have been issued as other types of equity awards under the Plans and remain outstanding as of the date hereof, and (iv) 2,287,300 shares remain available for future grant. All holders of Company Options are current employees or non-employee directors or independent contractors, advisors or consultants to or of the Company. No Company Option or other “stock right” (as defined in U.S. Treasury Department regulation 1.409A-1(1)): (A) has an exercise price that was less than the fair market value of the underlying equity as of the date such option or right was granted and no exercise price of any Company Option has been amended following the grant date of such Company Option to an exercise price less than the fair market value on the date of such amendment, (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such Company Option or other stock rights, (C) has been granted after the Company’s incorporation, with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A), or (D) has ever been accounted for other than fully in accordance with GAAP in the Company’s Financials. (d) Section 2.5(d) of the Disclosure Schedule sets forth for each outstanding Company Option, the name of the holder, the type of award, the number of shares of Company Capital Stock issuable upon the exercise of such Company Option, the date of grant, the exercise price and the vesting status. (e) No bonds, debentures, notes or other indebtedness of the Company (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company, are issued or outstanding as of the date hereof. (f) Except for the Company Options, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Company Options and except as set forth on Section 2.5(f) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other equity-compensation rights of the Company (whether payable in shares, cash or otherwise). Except as contemplated hereby and except as set forth on Section 2.5(f) of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company, and, except as set forth on Section 2.5(f) of the Disclosure Schedule, there are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Capital Stock. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

-13- (g) The information contained in the Spreadsheet is true, correct and complete as of the Closing Date and the calculations performed to compute the information contained therein will be accurate and in accordance with applicable Legal Requirements, the terms of this Agreement, the Charter Documents, the New Company Bonus Arrangments, the Option Cancellation Agreements, and the Bonus Settlement Agreements. No Person will be entitled to any amounts except as provided in this Agreement and the Related Agreements, in all cases consistent with the Spreadsheet. Section 2.6 Company Financial Statements; Internal Financial Controls. (a) Section 2.6(a) of the Disclosure Schedule sets forth the Company’s (i) audited balance sheets as of December 31, 2020, December 31, 2021 and December 31, 2022 and each of the related statements of income, cash flow and stockholders’ equity for the twelve (12) month periods then ended (the “Year-End Financials”), and (ii) unaudited balance sheet as of March 31, 2023 (the “Balance Sheet Date”), and the related unaudited statements of income, cash flow and stockholders’ equity for the three (3) months then ended (the “Interim Financials” and, together with the Year-End Financials, collectively referred to as the “Financials”). The Year-End Financials and the Interim Financials have been prepared in accordance with GAAP subject, in the case of the Interim Financials, to (x) normal and recurring year- end adjustment required by GAAP and (y) the absence of disclosures normally made in footnotes to the Year-End Financials. The Financials present fairly the Company’s financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject, in the case of the Interim Financials, to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company’s unaudited balance sheet as of the Balance Sheet Date is referred to hereinafter as the “Current Balance Sheet.” The Books and Records of the Company have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements, and the Financials are consistent with such Books and Records. (b) Section 2.6(b) of the Disclosure Schedule sets forth: (i) an accurate and complete breakdown of all accounts receivable, notes receivable and other receivables of the Company (the “Accounts Receivable”) as of the date of this Agreement; and (ii) the agings of such Accounts Receivable from the date of invoice. Except as set forth in Section 2.6(b) of the Disclosure Schedule, all Accounts Receivable (including those Accounts Receivable reflected on the Current Balance Sheet that have not yet been collected): (A) represent sales actually made in the ordinary course of business and in a manner consistent with the normal credit practices of the Company; (B) constitute only valid, undisputed claims of the Company not subject to claims of set-off or counterclaims other than normal cash discounts accrued in the ordinary course of business; (C) subject to a reserve for bad debts shown on the Current Balance Sheet or, with respect to Accounts Receivable arising after the Balance Sheet Date, on the accounting records of the Company, are reasonably expected to be collected in full within ninety (90) days after billing; (D) do not represent obligations for goods sold on consignment; and (E) are not the subject of any formal Action brought by or on behalf of the Company. There is no dispute regarding the collectability of any Accounts Receivable. No Person has any Lien on any portion of the Accounts Receivable, and no agreement for deduction, free services or goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables. Since the date of the Current Balance Sheet, the Company has collected its Accounts Receivable in the ordinary course of business and has not accelerated any such collections. (c) The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Financials), in accordance with GAAP; including procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company in all material respects, and (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements

-14- in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the board of directors of the Company in all material respects and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. The Company (including any director thereof) has not identified or been made aware of (x) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (y) any fraud, whether or not material, that involves the management or other Employees of the Company (current or former) who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (z) any claim or allegation in writing regarding any of the foregoing. Section 2.7 No Undisclosed Liabilities. As of the date of this Agreement, the Company does not have any liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise that is required by GAAP to be reflected in financial statements of the Company prepared in accordance with GAAP, except (a) for those which have been reflected in the Current Balance Sheet, (b) those that are expressly disclosed on Section 2.7 of the Disclosure Schedule, (c) contractual and other liabilities which have been incurred or have arisen in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, misappropriation, dilution or violation of law) or (d) for those which are incurred in connection with or related to this Agreement, each of the Related Agreements, or the Transactions, including any Transaction Expenses. All reserves that are set forth in or reflected in the Current Balance Sheet have been established in accordance with GAAP as consistently applied by the Company for pre-Closing periods and are adequate. Section 2.8 No Changes. Except as set forth on Section 2.8 of the Disclosure Schedule, since the Balance Sheet Date through the date hereof, (a) no event, occurrence or development that has, had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect has occurred or arisen, and (b) The Company has not taken any of the following actions: (i) caused or permitted any modifications, amendments or changes to the Charter Documents; (ii) split, combined or reclassified of any shares of its capital stock; (iii) issued, sold or otherwise disposed of any of its capital stock (other than in connection with the Transactions under this Agreement), or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; (iv) declared or paid any dividends or distributions on or in respect of any of its capital stock or redeemed, purchased or acquired any of its capital stock; (v) formed, or entered into any commitment to form, a subsidiary, or acquired, or entered into any commitment to acquire, an interest in any corporation, association, joint venture, partnership or other business entity or division thereof; (vi) made or agreed to make any capital expenditure or commitment exceeding $20,000 individually or $75,000 in the aggregate;

-15- (vii) entered into any agreement, contract or commitment for the sale, lease, license or transfer of any Company IP or any agreement, contract or commitment or modification or amendment to any agreement with respect to Company IP with any Person, except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice; (viii) failed to take or maintain reasonable measures to protect the confidentiality or value of any trade secrets included in the Company IP; (ix) acquired or agreed to acquire or disposed or agreed to dispose of any assets of the Company or any business enterprise or division thereof outside the ordinary course of the business of the Company, and consistent with past practice; (x) incurred any Indebtedness which will not be paid off as of the date of this Agreement, issued or sold any debt securities, created a Lien over any asset of the Company or materially amended the terms of any outstanding loan agreement; (xi) suffered any material damage, destruction or loss (whether or not covered by insurance) to its property; (xii) accelerated, terminated, materially modified or cancelled any material Contract (including any Material Contract) to which the Company is a party or by which it is bound; (xiii) made any loan to any Person (except for advances to employees for reasonable business travel and other business expenses in the ordinary course of business consistent with past practice), purchased debt securities of any Person or guaranteed any Indebtedness of any Person; (xiv) paid, discharged, released, waived or satisfied any claims, rights or liabilities, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected on the Current Balance Sheet or incurred in the ordinary course of business after the Balance Sheet Date; (xv) adopted or changed accounting methods or practices (including any change in depreciation or amortization policies or rates or any change to practices that would impact the methodology for recognizing revenue) other than as required by GAAP; (xvi) (A) made or changed any material election in respect of Taxes other than in the ordinary course of business consistent with past practice, (B) adopted or changed any accounting method in respect of Taxes, (C) entered into any closing agreement in respect of Taxes, (D) settled any claim or assessment in respect of a material amount of Taxes, (E) consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes, (F) made or requested any Tax ruling, (G) entered into any Tax sharing or similar agreement or arrangement, (other than any agreement or arrangement the primary subject matter of which is not Taxes), or (H) amended any income or other material Tax Return; (xvii) materially increased, or agreed to materially increase, the base cash compensation payable, to its officers, directors, senior Employees, independent contractors or consultants with annual base compensation in excess of $100,000, or granted any change in control benefit, severance or termination pay to, or entered into any employment or severance agreement with, any of its current Employees, directors, independent contractors or consultants, other than in the ordinary course of business consistent with past practice or as required by Legal Requirement;

-16- (xviii) terminated any Employee whose annual salary exceeded $100,000, other than in the ordinary course of business consistent with past practice or as required by Legal Requirement or otherwise cause any Employees to resign, in each case other than (x) in the ordinary course of business consistent with past practice or (y) for “cause” or poor performance; (xix) canceled, amended (other than in connection with the addition of customers and suppliers to such insurance policies from time to time in the ordinary course of business consistent with past practices) or failed to renew (on substantially similar terms) any insurance policy of the Company; (xx) except as required by applicable Legal Requirements and the Transactions contemplated herein, convened any regular or special meeting (or any adjournment or postponement thereof) of the Stockholders; or (xxi) taken, committed, or agreed in writing or otherwise to take, any of the actions described in the foregoing clauses of this Section 2.8. Section 2.9 Taxes. (a) Tax Returns and Payments. Except as set forth on Section 2.9(a) of the Disclosure Schedule, each income and other Tax Return required to be filed by or on behalf of the Company with any Governmental Entity, including all Tax Returns required to be filed by the Company for Tax years ending on or prior to December 31, 2022: (i) has been filed on or before its applicable due date (including any extensions of such due date); and (ii) has been accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts of Taxes required to be paid by the Company have been timely paid (whether or not shown on any Tax Return). Company is not the beneficiary of any extension of time within which to file any Tax Return, except extensions not currently in effect or obtained in the ordinary course of business. (b) CARES Act. The Company has not: (i) deferred or delayed any portion of any payroll, social security, unemployment, withholding, or other Taxes pursuant to Section 2302 of the CARES Act or any other legal requirements enacted on account of or in response to COVID-19; or (ii) claimed the “employment retention credit” within the meaning of Section 2301 of the CARES Act or any other Tax credit applicable to employment taxes under the Families First Coronavirus Response Act of 2020. (c) Reserves for Payment of Taxes. The Financials accurately and fully accrue in all material respects all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company has not incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business. (d) Audits; Claims; Etc. No Tax Return of the Company is currently under any examination or audit by any Governmental Entity. The Company has not received from any Governmental Entity any: (i) written notice indicating an intent to open a Tax audit or other review; (ii) written request for information related to Tax matters; or (iii) written notice of deficiency or proposed Tax adjustment, in each case, which has not settled or resolved. No claim or legal proceeding is pending or threatened in writing against the Company in respect of any Tax (including any Tax filing or Tax reporting obligation). The Company has no outstanding waivers or agreements for the extension of time for any assessment of any Taxes or deficiency thereof, nor are there any requests for rulings pending or issued letter rulings from the IRS (or any comparable ruling from any other Governmental Entity), outstanding subpoena requests, or requests for information, notice of proposed reassessment of property owned or leased by the Company, or any other matter pending between the Company and any Governmental Entity. There are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company. There are no

-17- Liens for Taxes upon any of the assets of the Company except Liens for current Taxes not yet due and payable or which are being contested in good faith (and for which there are adequate accruals made in accordance with GAAP). (e) Distributed Stock. The Company has not distributed stock of another Person, and the Company has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code during the two (2) years prior to the date of this Agreement. (f) Sales Tax. The Company has collected and remitted all amounts, sales, use, value added, ad valorem, personal property and similar Taxes (“Sales Taxes”) with respect to sales made or services provided and, for all sales or provision of services that are exempt from Sales Taxes and that were made without charging or remitting Sales Taxes, the Company has received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt. (g) Gain Recognition Agreements. The Company is not a party to a gain recognition agreement under Section 367 of the Code. (h) Section 965. The Company will not be required to include in income following the Closing any amount as a result of an election under Section 965(h) of the Code. (i) Tax Indemnity Agreements; Etc. The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract, and after the Closing Date, the Company will not be bound by any such agreement or similar arrangement entered into prior to the Closing or have any liability thereunder for any amounts. The Company does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Legal Requirements), as a transferee or successor, by operation of law or otherwise. (j) No Foreign Jurisdictions for Filing Tax Returns. The Company is not subject to Tax in any country other than the United States by virtue of having a permanent establishment or other place of business in that country. (k) No Other Jurisdictions for Filing Tax Returns. No claim has ever been made by a Governmental Entity in a state, local, non-U.S., or other jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. (l) Joint Ventures. The Company is not and has not been a party to any joint venture, partnership, or other contract which is treated as a partnership for U.S. federal income Tax purposes. (m) Transfer Pricing. The Company is in compliance with all applicable transfer pricing laws, including Treasury Regulations promulgated under Section 482 of the Code (or any comparable provisions of state, local or non-U.S. Legal Requirements). All intercompany agreements have been adequately documented, and such documents have been duly executed in a timely manner. (n) Tax Shelters; Listed Transactions; Etc. The Company has not consummated or participated in, nor is the Company currently participating in, any transaction which was or is a “tax shelter” transaction as defined in Section 6662 of the Code and the Treasury Regulations promulgated thereunder. The Company has never participated in, nor is currently participating in, a “listed transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b). The Company has disclosed on its respective Tax Returns any Tax reporting position taken in any Tax Return which could

-18- reasonably be expected to result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or non-U.S. Legal Requirements). (o) Withholding. Except as set forth on Section 2.9(o) of the Disclosure Schedule, the Company (i) has complied with all applicable Legal Requirements relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any non-U.S. Legal Requirement); (ii) has, within the time and in the manner prescribed by applicable Legal Requirements, withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditors, shareholder, director, manager, agent, representative, attorney-in-fact, or other third party and timely paid over to the proper Governmental Entities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income and employment Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, and relevant non-U.S. income and employment Tax withholding Legal Requirements; and (iii) has timely filed all withholding Tax Returns, for all periods. (p) Change in Accounting Methods; Closing Agreements; Etc. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Effective Time or use of an improper method of accounting for any taxable period (or portion thereof) ending on or before the Closing Date; (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law) executed prior to the Effective Time; (iii) intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or non-U.S. Tax law) with respect to a transaction occurring prior to the Effective Time; (iv) installment sale or open transaction disposition made prior to the Effective Time; (v) prepaid amount received or deferred revenue accrued on or prior to the Effective Time; or (vi) election under Section 108(i) of the Code (or any similar provision of state, local, or non-U.S. Tax law). (q) 481 Adjustment. The Company has never been required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision (including of applicable state or local law) by reason of any change in any accounting methods of the Company and will not be required to make such an adjustment prior to the Closing or as a result of the Transactions, and there is no application pending with any Governmental Entity requesting permission for any changes in any of their accounting methods for Tax purposes. No Governmental Entity has proposed any such adjustment or change in accounting method. (r) Consolidated Groups. The Company has never been a member of an affiliated, combined, consolidated or unified group (including within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). (s) PFICs; CFCs. The Company does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code) (“CFC”) or passive foreign investment company (as defined in Section 1297 of the Code) (“PFIC”). (t) 4980H. The Company is not subject to any outstanding liability under Section 4980H of the Code (shared responsibility for employers regarding health coverage). (u) Section 83(b). No Person holds, or has ever acquired, shares of Company Common Stock that are nontransferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of

-19- the Code with respect to which a valid election under Section 83(b) of the Code has not timely been made. The Company has Made Available true, correct and complete copies of all election statements under Section 83(b) of the Code that have been provided to it, together with evidence in its possession of timely filing of such election statements with the appropriate Internal Revenue Service Center, with respect to any unvested securities or other property issued by the Company, or any Subsidiary to any of their respective employees, non-employee directors, consultants and other service providers. (v) Section 409A. Each Company Employee Plan and Contract, agreement or arrangement between the Company or any Subsidiary and any Employee that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code), has been at all times since the Company’s incorporation in operational compliance with Section 409A of the Code (or any state law equivalent) and the regulations and guidance thereunder (“Section 409A”) and at all times since the Company’s incorporation in documentary compliance with Section 409A. No nonqualified deferred compensation plan that was originally exempt from application of Section 409A has been “materially modified” (within the meaning of Section 409A) at any time since the Company’s incorporation. No compensation will, or could reasonably be expected to be includable, in the gross income of any Employee as a result of the operation of Section 409A with respect to any Company Employee Plan or other arrangements or agreements that is or has been in effect at any time prior to the Effective Time. To the extent required, the Company has properly reported and/or withheld and remitted on amounts deferred under any nonqualified deferred compensation plan subject to Section 409A. There is no Contract, agreement, plan or arrangement to which the Company is a party covering any Employee of the Company, which individually or collectively obligates the Company or any of its Affiliates to pay a Tax gross-up payment to, or otherwise indemnify or reimburse, any Employee for Tax-related payments under Section 409A. (w) Section 280G. Except as set forth on Section 2.9(w) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any current or former Employee to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound that, considered individually or collectively with any other such agreements, plans, arrangements or other Contracts, will, or could reasonably be expected to, as a result of the Transactions and other agreements contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law). No stock of the Company or any Stockholders is readily tradable on an established securities market or otherwise (within the meaning of Section 280G and the regulations promulgated thereunder) such that the Company is ineligible to seek stockholder approval in a manner that complies with Code Section 280G(b)(5). (x) Section 4999. Except as set forth on Section 2.9(x) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Company Contract by which the Company is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code. (y) Tax Return Jurisdictions. Section 2.9(y) of the Disclosure Schedule contains a list of all jurisdictions (whether domestic or foreign) in which Company currently files Tax Returns. (z) Cash Receipts and Disbursements Method. The Company has never used the cash receipts and disbursement method of accounting for federal income tax purposes. (aa) Prepaid Amounts. Except as set forth on Section 2.9(aa) of the Disclosure Schedule, the Company has not received any prepaid amount that has been deferred pursuant to Section 451(c) of the Code or the Treasury Regulations promulgated thereunder.

-20- Section 2.10 Real Property. (a) The Company does not own any real property. (b) Section 2.10(b) of the Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company (collectively, the “Leased Real Property”). Section 2.10(b) of the Disclosure Schedule lists (a) the street address of each parcel of Leased Real Property; (b) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (c) the current use of such property. The Company has Made Available a true and complete copy of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof (collectively, the “Lease Agreements”). (c) Except as set forth on Section 2.10(c) of the Disclosure Schedule, (i) the Company currently occupies all of the Leased Real Property for the operation of its business, and (ii) there are no other parties occupying, or with a right to occupy, the Leased Real Property. The use and operation of the Leased Real Property in the conduct of the Company’s business does not violate any Legal Requirement, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Leased Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Knowledge of the Company, threatened against or affecting the Leased Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. Section 2.11 Tangible Property. The Company has good and valid title to, or, in the case of Leased Real Property, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens other than Permitted Liens, except (a) as reflected in the Current Balance Sheet, (b) Liens for Taxes not yet due and payable or which are being contested in good faith and for which there are adequate accruals made in accordance with GAAP (c) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby and (d) as set forth on Section 2.11 of the Disclosure Schedule. The material items of equipment owned or leased by the Company (i) are adequate for the conduct of the business of the Company as currently conducted in all material respects, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear. Section 2.12 Bank Accounts. Section 2.12 of the Disclosure Schedule contains a list of all bank accounts, lines of credit, safety deposit boxes, and lock boxes (designating the name of each bank, trust company or other financial institution and each authorized signatory with respect thereto) held by the Company. Section 2.13 Intellectual Property. (a) Disclosures. The Disclosure Schedule accurately identifies and describes: (i) in Section 2.13(a)-1 of the Disclosure Schedule, each current Company Product (by name, version number, and other appropriate identifiers); (ii) in Section 2.13(a)-2 of the Disclosure Schedule, (A) each item of Company IP that is Registered IP, (B) the record owner, and, if different, the legal and beneficial owner, of such item of such Registered IP, (C) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration or serial number and (D) for each domain name registration, the applicable domain name registrar, the expiration date for the registration, and name of the registrant and

-21- (iii) in Section 2.13(a)-3 of the Disclosure Schedule, all unregistered trademarks owned or used by the Company. (b) Ownership Free and Clear. The Company exclusively owns all right, title and interest to and in the Company IP, free and clear of any Liens other than Permitted Liens. Without limiting the generality of the foregoing: (i) all documents and instruments necessary to perfect the rights of the Company in the Company IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the applicable Governmental Entity; (ii) each Employee (current or former) who is or was involved in the authorship, invention, creation, conception or development of any Intellectual Property or Intellectual Property Rights for or on behalf of the Company has entered into a valid and enforceable written agreement (A) sufficient to irrevocably assign all such Intellectual Property and such Intellectual Property Rights to the Company, and (B) containing confidentiality provisions protecting the Company IP; (iii) all Intellectual Property Rights and Intellectual Property created by the Company’s founders or other Persons for or on behalf of or in contemplation of the Company (A) prior to the inception of the Company or (B) prior to their commencement of employment with the Company have been irrevocably assigned to the Company; (iv) no Employee or former employer of any Employee has any claim, right or interest (including the right to obtain any claim, right or interest) to or in any Company IP; (v) The Company is not utilizing (A) any Intellectual Property or Intellectual Property Rights authored, invented, created, conceived or developed by any Employees or Persons the Company currently intends to hire, or (B) to the Knowledge of the Company, any confidential information of any other Persons to which such Employees were exposed prior to their employment by the Company; (vi) to the Knowledge of the Company, no Employee is in breach of any Contract with any former or concurrent employer or other Person concerning Intellectual Property Rights, confidentiality or noncompetition; (vii) no funding, facilities, resources or personnel of any Governmental Entity or any research or educational institution were used to develop or create any Company IP; (viii) the Company has taken all commercially reasonable steps to maintain the confidentiality of all material proprietary information held by the Company, or purported to be held by the Company, as a trade secret, including any confidential information or trade secrets provided to the Company by any Person under an obligation of confidentiality, and no such proprietary information has been authorized to be disclosed or has actually been disclosed to any Person other than pursuant to a written confidentiality Contract restricting the disclosure and use of such proprietary information; (ix) The Company has not made, directly or indirectly, any commitments, promises, submissions, suggestions, statements or declarations (including any membership commitments or other commitments, promises, submissions, suggestions, statements or declarations that could require or obligate the Company to grant or offer to any other Person any license or right to any Company IP or otherwise impair or limit the Company’s control of any Company IP) to any standards-setting bodies, industry groups or other similar organizations (“Standards Organizations”) with respect to Company IP, and no patent or copyright included in the Company IP (A) is subject to any commitment that would require the grant of any

-22- license or other right to any Person or otherwise limit the Company’s control of any Company IP or (B) has been identified by the Company or, to the Knowledge of the Company, any other Person as essential to any Standards Organization or any standard promulgated by any Standards Organization; (x) the Company owns or otherwise has the right to use, and after the Closing will continue to have, all Intellectual Property Rights and Intellectual Property used in or needed to conduct the business of such entity as currently conducted by the Company; (xi) all material Company IP will be fully transferable and alienable by the Company at the Closing without restriction and without payment of any kind to any Person; (xii) no Company IP is subject to any Known Action that restricts in any manner the use, offer for sale, sale, license, practice and other exploitation thereof or that would reasonably be expected to have an adverse effect on the use, validity or enforceability thereof in the business or operations of the Company; (xiii) the Company has the exclusive right to bring an Action against a third party for infringement or misappropriation of the Company IP; and (xiv) no Foreground Patent IPRs or Foreground Non-Patent IPRs (as such terms are defined in the Philips Joint Development Agreement) were developed or otherwise created under the Philips Joint Development Agreement or in connection therewith. (c) Valid and Enforceable. To the Company’s Knowledge, no trademark (whether registered or unregistered), trade name, domain name or otherwise protected designation owned, used, or applied for by the Company conflicts or interferes with any trademark (whether registered or unregistered), trade name or domain name owned, used or applied for by any other Person. To the Company’s Knowledge, none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company has or purports to have an ownership interest has been impaired. The Company has no Registered IP. To the Knowledge of the Company, there is no basis for a claim that any Company IP is invalid or, except for pending applications, unenforceable. No issuance or registration obtained and no application filed by the Company in connection with the Company IP has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company has in its reasonable business judgment decided to cancel, abandon, allow to lapse or not renew such issuance, registration, or application. (d) Effects of the Merger. Neither the execution, delivery or performance of this Agreement or any Related Agreement nor the consummation of the Merger or any of the other Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Company IP; (ii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP or any Intellectual Property or Intellectual Property Rights owned by, or licensed to, Parent or any of its Subsidiaries (other than the Company); or (iv) payment of any royalties or other license fees with respect to Intellectual Property Rights of any other Person in excess of those payable by the Company in the absence of this Agreement or the Transactions. (e) No Third-Party Infringement of Company IP. To the Company’s Knowledge, no Person has infringed, misappropriated, or otherwise violated, and, to the Company’s Knowledge, no Person is currently infringing, misappropriating or otherwise violating, any Company IP. The Company has not brought any Actions alleging (i) infringement, misappropriation or other violation of any Company IP or (ii) breach of any license, sublicense or other agreement authorizing another party to use any Company IP,

-23- and, to the Knowledge of the Company, there do not exist any facts which could currently form the basis of any such Actions. The Company has not entered into any agreement granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, the Company IP. Section 2.13(e) of the Disclosure Schedule accurately identifies (and the Company has Made Available a true, correct and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company or its representatives regarding any actual, alleged or suspected infringement or misappropriation of any Company IP by a Person. (f) Use of Licensed IP. The Company has valid written licenses for all Licensed IP and such licenses are of sufficient scope to permit the Company to conduct its business as currently conducted and, to the Knowledge of the Company, without infringing or violating the rights of any other Person. The Company is not, nor, to the Knowledge of the Company, is any other Person, in breach of any Licensed IP Contract. (g) Sufficiency of IP. The Company IP and the Licensed IP together constitute all of the Intellectual Property and Intellectual Property Rights necessary to operate the businesses of the Company as currently conducted. (h) No Infringement of Third-Party IP Rights. To the Company’s Knowledge, the Company is not infringing, misappropriating or otherwise violating nor has infringed, misappropriated or otherwise violated, any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing: (i) to the Company’s Knowledge, no Company Product has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person in any material respect; (ii) no Known Action for infringement, misappropriation or similar claim or legal proceeding is pending or has been threatened in writing against the Company or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or legal proceeding and (iii) the Company has not received any written notice or other written communication (A) relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of any other Person, (B) inviting the Company to license any Intellectual Property Right of any other Person or (C) claiming that any Company Product or the operation of the business of the Company constitutes unfair competition or trade practices under any Legal Requirements. (i) Bugs. There are no warranty, indemnification requests or other claims asserted against the Company related to any Company Software which remain unresolved as of the date hereof. (j) No Harmful Code. To the Company’s Knowledge, none of the Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the Software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent (collectively, “Harmful Code”). (k) Company IT Assets. All Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and other information technology equipment used in the operation of the Company’s businesses (collectively, the “Company IT Assets”) are adequate for, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of such businesses as currently conducted. The Company IT Assets have not malfunctioned in any material respect or failed within the past three (3) years, to the Knowledge of the Company, and, to the Knowledge

-24- of the Company, do not contain any Harmful Code or other Software routines or hardware components that (i) disrupt or adversely affect the functionality of any Company IT Assets or other Software or systems, or (ii) enable or assist any Person to access without authorization any Company IT Assets. The Company has taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of the Company IT Assets. (l) Security Measures. The Company has taken reasonable steps and implemented reasonable procedures to ensure that the information technology systems used in connection with the operation of the business of the Company are free from any Harmful Code. The Company has commercially reasonable disaster recovery and security plans, procedures and facilities for the business of the Company, and has taken all reasonable administrative, technical and physical measures consistent in all material respects with (or exceeding) industry standards to safeguard the Company Software and Company IT Assets from unauthorized access, disclosure or use by any Person. Without limiting the generality of the foregoing, the Company has implemented commercially reasonable security plans that (i) identify internal and external risks to the security of the Company’s confidential information and any Private Data held or used by the Company and (ii) implement, monitor and improve commercially reasonable safeguards to control those risks. Such security plans described above have been designed using and comply in all material respects with all applicable security standards, including any standards referenced in the Company’s product marketing materials. To the Knowledge of the Company, there have been no unauthorized intrusions or breaches of the security of the Company IT Assets or Company Software in the three (3) years preceding the Closing. (m) No Spyware or Malware. To the Company’s Knowledge, none of the Company Software performs the following functions, without the knowledge and consent of the owner or authorized user of a computer system or device: (i) sends information of a user to any other Person without the user’s consent or collects Personal Data stored on the computer system or device; (ii) interferes with the owner’s or an authorized user’s control of the computer system or device; (iii) changes or interferes with settings, preferences or commands already installed or stored on the computer system or device without the knowledge of the owner or an authorized user of the computer system or device; (iv) changes or interferes with data that is stored, accessed or accessible on any computer system or device in a manner that obstructs, interrupts or interferes with lawful access to or use of that data by the owner or an authorized user of the computer system or device; (v) causes the computer system or device to communicate with another computer system or device; (vi) installs a computer program that may be activated by a Person other than the owner or an authorized user of the computer system or device; (vii) records a user’s actions without the user’s knowledge; or (viii) employs a user’s internet connection without the user’s knowledge to gather or transmit information regarding the user or the user’s behavior. (n) Use of Open Source Code. (i) The Company has not used, modified, or distributed any Open Source Software in a manner that: (A) could or does require (or could or does condition the use or distribution of such Software on) the disclosure, licensing or distribution of any source code for any Company IP or any portion of any material Company Product other than such Open Source Software; (B) could or does require the licensing or disclosure of any Company IP, or any portion of any material Company Product other than such Open Source Software, for the purpose of making derivative works; (C) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute any material Company IP, including restrictions on the consideration to be charged for the distribution of any material Company Product; (D) creates obligations for the Company with respect to Company IP or grants to any Person any rights or immunities under Company IP; or (E) imposes any other limitation, restriction or condition on the right of the Company to use or distribute any Company Product.

-25- (ii) The Company has complied in all material respects with all of the terms and conditions of each applicable license for Open Source Software, including all requirements pertaining to attribution and copyright notices. The Company regulates the use, modification, and distribution of Open Source Software in connection with the businesses of the Company and the Company Products, in compliance in all material respects with the applicable licenses for such Open Source Software. There has been no material deviation from or violation of the Company’s policies with respect to Open Source Software. (o) No License of Source Code. Except as set forth on Section 2.13(o) of the Disclosure Schedule, no source code for any Company IP has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an Employee, including under any license for Open Source Software. Except as set forth on Section 2.13(o) of the Disclosure Schedule, the Company has no duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or any other Person who is not, as of the date of this Agreement, an Employee of the Company. Except as set forth on Section 2.13(o) of the Disclosure Schedule, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Software to any other Person who is not, as of the date of this Agreement, an Employee of the Company. (p) Private Data. To the Company’s Knowledge, no breach or violation of any security policy of the Company has occurred in the past three (3) years, or is threatened, and there has been no loss, damage or unauthorized or illegal use, disclosure, modification, possession, interception, or other processing of or access to, or other misuse of, any of material Private Data or other material data or information in any of the Company Databases. (q) Privacy Policies and Privacy Legal Requirements. To the Knowledge of the Company, no statement on any Company Product or any Company Site, or in any Company Privacy Policy, has been misleading, deceptive or in violation of any Privacy Legal Requirement. In the past three (3) years, the Company has complied in all material respects with all Company Privacy Policies, all Privacy Legal Requirements and all filings, registrations and certifications made with respect to such Privacy Legal Requirements. The Company does not use nor has ever used (whether or not in anonymous form or for the purpose of improving any Company Product) any data directly or indirectly provided by, or obtained from, any counter party to any Contract, except in compliance with the applicable Contract. The Company does not sell any Private Data. To the Company’s Knowledge, the systems, products and services of the Company are adequate and sufficient to meet, in all material respects, the requirements of all applicable Privacy Legal Requirements with respect to the protection of the privacy and confidentiality of all Personal Data present, stored, used or processed in connection with such systems, products or services. The Company has at all times taken all steps reasonably necessary to ensure that all Personal Data is protected against loss, destruction or damage and against unauthorized access, use, modification, disclosure or other misuse and there has been no loss, destruction or damage of or unauthorized access to or other misuse of Personal Data. In the past three (3) years, there is not and has not been any written complaint to, or any audit, Action, or to the Knowledge of the Company, any (i) investigation (formal or informal) or (ii) Action of or against the Company by any private party, the Federal Trade Commission, any state attorney general or any other Governmental Entity, in each case, with respect to the collection, storage, hosting, use, disclosure, transmission, transfer, disposal, possession, interception, other processing or security of any Private Data by the Company. To the Knowledge of the Company, there are no facts or circumstances that could constitute a reasonable basis for such an Action. There has been no Order or government or third-party settlement affecting the collection, storage, hosting, use, disclosure, transmission, transfer, disposal, possession, interception, other processing or security of any Private Data by or for the Company.

-26- (r) Private Data Processing Agreements. The conduct and operation of the Company’s businesses, including the operation of the Company Products and their distribution to and use by customers, complies with the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (applicable as of 25 May 2018) (“GDPR”). The Company does not contract with or otherwise engage the services of any Data Processors. The Company has not transferred or authorized the transfer of Private Data outside of the originating country, except where such transfers have complied with the requirements of Privacy Legal Requirements. The Company is not currently involved in or the subject of any Known Actions related to any Privacy Legal Requirements. The Company has not made any agreement with any Governmental Entity regarding data protection, privacy or the collection, use, disclosure, sale or licensing of Personal Data, or Privacy Legal Requirements. The Company is not currently party to any consent order, consent decree, settlement or other similar agreement regarding data protection, privacy or the collection, use, disclosure, sale or licensing of Personal Data, or Privacy Legal Requirements. The Company does not currently and have not in the past three (3) years, collected, stored or used any credit card information, credit scores, financial account information, social security numbers, health or medical information, any information regarding anyone under the age of thirteen (13) years, or any data designated as “sensitive” under any Privacy Legal Requirements. No circumstance has arisen in which Privacy Legal Requirements would require the Company to notify a Governmental Entity or any other Person of a data security breach, security incident or violation of any data security policy. The Company complies with the California Consumer Privacy Act of 2018, Title 1.81.5 (commencing with Section 1798.100) to Part 4 of Division 3 of the Civil Code. Section 2.14 Material Contracts. (a) Section 2.14(a) of the Disclosure Schedule identifies, in each subpart that corresponds to the subsection listed below, any Company Contract, including all amendments and modifications thereto, in effect as of the date hereof (the Company Contracts described below, whether or not set forth in Section 2.14(a) of the Disclosure Schedule, being referred to herein as the “Material Contracts”): (i) that is with a Top Customer; (ii) pursuant to which the Company has been appointed a partner, reseller or distributor or original equipment manufacturer (“OEM”) and which would reasonably be expected to result in payments to the Company in excess of $50,000 per year; (iii) pursuant to which the Company has appointed another party as a partner, reseller, or distributor or OEM and which would reasonably be expected to result in payments to the Company in excess of $50,000 per year; (iv) which involves aggregate consideration in excess of $50,000 per year and which, in each case, cannot be cancelled by the Company without penalty or without more than ninety (90) days’ notice; (v) pursuant to which the Company is bound to, or has committed to provide or license, any Company Product to any third party on an exclusive basis or to acquire or license any product or service on an exclusive basis from a third party; (vi) pursuant to which the Company has an obligation to assign Intellectual Property Rights;

-27- (vii) imposing any restriction on the right or ability of the Company: (A) to engage in any business practices; or (B) to compete with any other Person or to engage in any line of business, market or geographic area or to sell, license, manufacture or otherwise distribute any of its technology or products, or from providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market; (viii) that is a license agreement of any third-party Intellectual Property that is material to the Company (excluding license agreements requiring an annual payment of less than $50,000 and agreements for commercial or “off-the-shelf” software or services); (ix) that is a collective bargaining agreement or similar Contract with any union, works councilor or specifically authorized employee representative; (x) that is a Lease Agreement; (xi) relating to capital expenditures and involving future payments in excess of $20,000 individually or $75,000 in the aggregate; (xii) relating to the settlement of any Action with respect to which the Company will have outstanding obligations in excess of $50,000 as of the date of this Agreement; (xiii) entered into in the last three (3) years and relating to (A) the disposition or acquisition of material assets (excluding the acquisition of assets by the Company in the ordinary course of business) or any material interest in any Person or business enterprise or (B) the acquisition, issuance or transfer of any material securities; (xiv) relating to any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts or instruments relating to Indebtedness or extension of credit or the creation of any Lien with respect to any asset of the Company; (xv) involving or incorporating any guaranty, pledge, performance or completion bond, or surety arrangement; (xvi) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities; (xvii) that is an employment agreement or Contract with any independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than ninety (90) days’ notice; (xviii) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Interested Party; (xix) constituting or relating to any (A) prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Entity or any prime contractor or higher-tier subcontractor, or under which any Governmental Entity or any such prime contractor or subcontractor otherwise has or may acquire any right or interest, or (B) quotation, bid or proposal submitted to any Governmental Entity or any proposed prime contractor or higher-tier subcontractor of any Governmental Entity; and

-28- (xx) any other Contract that is material to the Company and not previously disclosed pursuant to this Section 2.14(a). (b) The Company has Made Available true, correct and complete copies of all written Material Contracts, including all amendments thereto. Assuming the due authorization, execution and delivery thereof by the other party or parties thereto, each Material Contract is valid and in full force and effect and is enforceable against the Company and by the Company in accordance with its terms, subject to the Enforceability Limitations. The Company is not in breach or default under, any Material Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any such Material Contract. The Company has not received any written notice or other written communication regarding (or otherwise has Knowledge of) any actual violation or breach of, or default under, any Material Contract. The Company has not waived any of its rights under any Material Contract. No Person has threatened to terminate or refuse to perform its obligations under any Material Contract (regardless of whether such Person has the right to do so under such Contract). Section 2.15 Employee Benefit Plans. (a) Schedule. Section 2.15(a)-1 of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan. Except as set forth in Section 2.15(a)-2 of the Disclosure Schedule, no Person, other than an Employee, is a participant in any Company Employee Plan. Section 2.15(a)-3 of the Disclosure Schedule sets forth a table setting forth the name, hiring date, title, supervisor, annual salary or base wages, commissions (both commission target and earned commissions), bonus (target, maximum and any amounts paid for the current year), overtime classification, and organization of working time (full time, part time, or temporary) of each current Employee as of the date hereof, including with respect to any Employees on a leave of absence, the date the leave commenced, the reason for the leave and the expected date of return to work of such Employee. To the Knowledge of the Company, no Employee listed on Section 2.15(a)-3 of the Disclosure Schedule intends to terminate their employment for any reason, other than in accordance with any employment arrangements as may be provided for in this Agreement. Section 2.15(a)- 4 of the Disclosure Schedule contains an accurate and complete list of all Persons that have a consulting or advisory relationship with the Company. (b) Documents. Except as set forth on Section 2.15(b) of the Disclosure Schedule, the Company has Made Available, with respect to each Company Employee Plan, to the extent applicable: (i) correct and complete copies of each Company Employee Plan including all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto) required under ERISA or the Code; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA; (iv) all non-routine correspondence and/or notifications to or from any governmental agency in the last three (3) years; (v) the most recent administrative service agreements and group or other insurance Contracts; (vi) all material communications within the three (3) most recent plan years to any Employee(s) relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in compensation benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company; (vii) all policies currently in effect pertaining to fiduciary liability insurance covering the fiduciaries; (viii) all discrimination tests for the three (3) most recent plan years; (ix) the most recent IRS determination, opinion, or advisory letters. (c) Employee Plan Compliance. Each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Legal Requirements including ERISA and the Code; and the Company is not in default or violation of, and, to the Knowledge of the Company there is no default or violation by any other party to, any Company Employee Plan. Any

-29- Company Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified, has obtained a favorable determination letter from the IRS (or relied upon an opinion, notification or advisory letter issued by the IRS to a pre-approved plan provider, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred since the date of such letter that is reasonably likely to affect such qualification. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. There are no audits, inquiries or Actions pending or, to the Knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. The Company is not subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan and/or pursuant to applicable Legal Requirements. (d) No Pension Plan. The Company has never maintained, sponsored, participated in, contributed to, or has any liability with respect to, any Pension Plan subject to Title IV of ERISA or Section 412 of the Code. (e) No Self-Insured Plan. The Company has never maintained, established, sponsored, participated in or contributed to any self-insured Welfare Plan that provides, or provided, benefits to a current, or former, Employee (including any such Welfare Plan pursuant to which a stop-loss policy or contract applies or applied). (f) Multiemployer and Multiple-Employer Plan, Funded Welfare Plans and MEWAs. The Company does not contribute to or have an obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not maintain, sponsor, participate in or contribute to any multiple employer plan or to any plan described in Section 413(c) of the Code or a “multiple employer welfare arrangement”, as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA). (g) Healthcare Reform Laws. The Company, and each Company Employee Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Company Health Plan”) (i) is currently in compliance with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”) and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and (ii) has been in compliance with applicable Healthcare Reform Laws since March 23, 2010. No event has occurred and, to the Knowledge of the Company, no condition or circumstance exists, that could reasonably be expected to subject the Company, or any Company Health Plan to penalties or excise Taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws. (h) No Post-Employment Obligations. Except as set forth on Section 2.15(h)-1 of the Disclosure Schedule, no Company Employee Plan provides, or reflects or represents or has any liability to provide, post-termination or retiree or post-employment life insurance, health or similar benefits to any person for any reason, except as may be required by COBRA or applicable state law, and the Company has not represented, promised or contracted (in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination, retiree or post-employment life insurance, health or similar benefits, except to the extent required by statute or other applicable Legal Requirements. Except as set forth on Section 2.15(h)-2 of the

-30- Disclosure Schedule, no former Employee, or spouse or other dependent of a former Employee, is currently receiving or is scheduled to receive any compensation or benefits relating to such former Employee’s service with the Company. (i) Effect of Merger. Except as set forth in the Option Cancellation Agreement and the Bonus Settlement Agreements, and except as set forth on Section 2.15(i) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other Transactions (alone or in connection with additional or subsequent events) or any termination of employment or service in connection therewith will: (i) result in any payment or benefit (including severance, golden parachute, or bonus) becoming due to any Employee, (ii) result in any forgiveness of Indebtedness, or (iii) result in the acceleration of the time of payment or vesting of any such payments or benefits due under any Company Employee Plan except as required under Section 411(d)(3) of the Code. Section 2.16 Employment Matters. (a) Compliance with Employment Laws. The Company is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification (including employee versus independent contractor classification), employee classification (including exempt versus non- exempt classification for purposes of overtime pay), employment tax withholding, social security contributions withholding, prohibited discrimination, harassment, and retaliation, working time, labor, union, and works council relations, equal employment, pay equity, fair employment practices, meal and rest periods, immigration status, occupational safety and health, wages (including overtime wages), compensation, leaves of absence, and hours of work. There are no Known Action, suits, claims or administrative matters pending, or to the Knowledge of the Company, threatened before any Governmental Entity against the Company relating to any Employee. The Company is not party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local Governmental Entity with respect to the Company’s employment practices. Except as set forth on Section 2.16(a) of the Disclosure Schedule, Employees of the Company are all terminable by the Company at will without any resulting liability to the Company (other than wages accrued before termination, amounts under other compensation plans, that were previously earned, vested, or accrued under Company Employee Plans prior to the Effective Time, and any liabilities under applicable Legal Requirements) with any exceptions disclosed in Section 2.16(a) of the Disclosure Schedule. The Company represents that it has complied in all material respects with the Families First Coronavirus Response Act (“FFCRA”) Emergency Paid Sick Leave Act, the FFCRA Paid Family & Medical Leave Act, state and local paid sick leave and paid family leave acts, and COVID-19 supplemental paid sick leave ordinances. No Employee is on a family or medical leave pursuant to the federal Family and Medical Leave Act or similar state or local law, or as an accommodation of a disability under the Americans with Disabilities Act (“ADA”) or Fair Employment and Housing Act (“FEHA”) or similar state or local law, as of the Effective Time. Within the last three (3) years, the Company has complied in all material respects with all required recording and reporting obligations imposed by the federal Occupational Safety and Health Act, California Occupational Safety and Health Act, or similar state or local law. Within the last year, no Employee has identified himself or herself as a “whistleblower” or raised concerns about actual or perceived violations by the Company of federal, state, or local law or regulation.

-31- (b) Harassment and Discrimination. In the last three (3) years, there have been no material Actions, suits, claims or administrative matters pending before any Governmental Entity against the Company brought by any Employee related to alleged violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the ADA, the Genetic Information Non-Discrimination Act, the FEHA, and other applicable foreign, federal, state or local laws or regulations prohibiting discrimination against or harassment of employees (collectively, “Anti-Discrimination Laws”). To the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment, other unlawful harassment, discrimination or retaliation against the Company or its current or former directors, officers or employees. Within the last three (3) years, the Company has not entered into any settlement agreement, non-disclosure agreement or similar agreement related to the resolution of any allegations, reports, investigations or incidents of a violation of its equal employment opportunity, non-discrimination and anti-harassment policy or Anti-Discrimination Laws involving any Employees. (c) Labor. No labor or works council dispute, slowdown, work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company, threatened. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees. The Company has not within the last three (3) years been party to any unfair labor practice charges or complaints before the National Labor Relations Board. The Company is not a party to, or bound by, any collective bargaining agreement, works council, union or similar agreement with respect to Employees and no such agreement is being negotiated by the Company. The Company has not taken any action in the ninety (90) day period prior to the date of this Agreement that required notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”) or similar state or local law. (d) No Interference or Conflict. To the Knowledge of the Company, no Employee is in violation of any term of any employment agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such Employee to be employed by the Company because of the nature of the business conducted or currently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. The Company is not a party to any Contract with any of their respective Employees or service providers that provide any additional payment of compensation to such service provider in connection with any period of non-competition or “garden leave” following the cessation of services to the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted nor any activity or such officers, directors, Employees or consultants in connection with the carrying on of the Company’s business as presently conducted will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract under which any of such officers, directors, Employees, or consultants is now bound. Except as set forth in Section 2.16(d) of the Disclosure Schedule, to the Knowledge of the Company, no Employee has given written notice that any such Employee intends to terminate his or her employment with the Company within the one (1) year period following the Closing. Section 2.17 Authorizations. Each notification, consent, license, permit, grant or other authorization (a) pursuant to which the Company currently operates or holds any interest in any of its properties, or (b) which is required for the operation of the Company’s business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, “Company Authorizations”) has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its businesses or hold any interest in its properties or assets and none of the Company Authorizations is subject to any term, provision, condition or limitation which may adversely change or terminate such Company Authorizations by virtue of the completion of the Merger. The Company has been and is in compliance in all material respects with the terms and conditions of the Company Authorizations.

-32- Section 2.18 Litigation. There is no Action pending, or to the Knowledge of the Company, threatened in writing, (a) against the Company, its properties or assets (tangible or intangible) or any of its officers or directors (in their capacities as such); or (b) against or by the Company that challenges or seeks to prevent, enjoin or otherwise delay the Transactions contemplated by this Agreement. No Governmental Entity has challenged or questioned the legal right of the Company to conduct their operations as presently or previously conducted or as currently contemplated to be conducted. There is no Action pending or, to the Knowledge of the Company, threatened in writing, against any Person who has a contractual right or a right pursuant to applicable Legal Requirements to indemnification from the Company related to facts and circumstances existing prior to the Closing Date, nor, to the Knowledge of the Company, is there any reasonable basis therefor. The Company has no Action pending against any other Person. Section 2.19 Insurance. Section 2.19 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies (such policies and bonds, collectively, “Insurance Policies”). True and complete copies of such Insurance Policies have been Made Available to Parent. There is currently no claim by the Company pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed. To the Knowledge of the Company, no facts or circumstances exists which would permit the Company to make a valid claim pursuant to any Insurance Policy. All premiums due and payable under all Insurance Policies have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company is otherwise in compliance in all material respects with the terms of such Insurance Policies. The Insurance Policies have been in effect since their inception and remain in full force and effect. The Company does not have any Knowledge of threatened termination of, or premium increase with respect to, any of the Insurance Policies. Section 2.20 Compliance with Legal Requirements. (a) General. The Company has complied in all material respects with all Legal Requirements and is not in material violation of any Legal Requirement. The Company has not received any written notices of suspected, potential or actual violation with respect to, any Legal Requirement. (b) Export Control Laws. The Company has in the past three (3) years conducted its export and re-export transactions in accordance in all material respects with (x) all applicable U.S. export and re- export control Legal Requirements, including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations maintained by the Department of State, and (y) all other applicable import/export controls in other countries in which the Company conducts business. Without limiting the foregoing, (i) the Company has in the past three (3) years obtained all material export and import licenses, license exceptions and other consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations and filings with any Governmental Entity required for (A) any export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”); (ii) the Company is in compliance respects with the terms of all applicable Export Approvals; (iii) there are no pending or, to the Company’s Knowledge, threatened claims against the Company with respect to such Export Approvals or export or re-export transactions; (iv) no Export Approvals for the transfer of export licenses to Parent or the Surviving Corporation are required, or if required, such Export Approvals can be obtained expeditiously without material cost; and (v) Section 2.20(b) of the Disclosure Schedule sets forth the true, correct and complete export control classifications applicable to the Company’s products, services, software and technologies.

-33- (c) Anticorruption Laws. Neither the Company nor, to the Knowledge of the Company, any director, officer, employee, distributor, reseller or consultant, agent or other third party acting on behalf of the Company, has in the past three (3) years provided, attempted to provide, or authorized the provision of anything of value (including payments, meals, entertainment, travel expenses or accommodations, or gifts), directly or indirectly, to any person, including a “foreign official”, as defined by the Foreign Corrupt Practices Act (“FCPA”), which includes employees or officials working for state-owned or controlled entities, a foreign political party or candidate, any individual employed by or working on behalf of a public international organization, or any other person, for the purpose of (i) obtaining or retaining business; (ii) influencing any act or decision of a foreign government official in their official capacity; (iii) inducing a foreign government official to do or omit to do any act in violation of their lawful duties; (iv) directing business to another; or (v) securing any advantage in violation of the FCPA or United Kingdom Bribery Act of 2010 (“UKBA”) or any applicable local, domestic, or international anticorruption laws. Neither the Company nor, to the Knowledge of the Company, any director, officer, employee or agent of the Company has in the past three (3) years used any corporate funds to maintain any off-the-books funds or engage in any off-the-books transactions nor has any of the before-stated parties, to the Knowledge of the Company, falsified any documents of the Company. The Company has not in the past three (3) years made any unlawful provisions to any person (including foreign government officials) that would constitute an improper rebate, commercial bribe, influence payment, extortion, kickback, or other improper payment in violation of the FCPA, UKBA, or any other applicable anticorruption law. The Company maintains internal controls and compliance programs that are reasonably designed to detect and prevent material violations of anticorruption laws (including the FCPA and UKBA), ensure its books and records are accurately maintained, and track any payments made to third parties and foreign government officials. The Company has not in the past three (3) years conducted any internal or government-initiated investigation, or made a voluntary, directed, or involuntary disclosure to any governmental body or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with any anticorruption law, including the FCPA and UKBA. Upon request, the Company agrees to provide Parent with anticorruption law certifications and agrees to permit access to its books and records. Section 2.21 Interested Party Transactions. Except as set forth on Section 2.21 of the Disclosure Schedule, no officer, director or, to the Knowledge of the Company, any Stockholder or Employee (nor any immediate family member of any of such Persons) (each, an “Interested Party”), has or has had, directly or indirectly, (a) any interest in any Person which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property Rights that the Company furnishes or sells, or proposes to furnish or sell, or (b) any interest in any Person that purchases from or sells or furnishes to the Company, any goods or services, or (c) any interest in, or is a party to, any Company Contract, other than employment, non-competition, confidentiality or other similar arrangements between the Company and such Interested Party that have been Made Available to Parent; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any Person” for purposes of this Section 2.21. All material transactions pursuant to which any Interested Party has purchased any services, products, technology or Intellectual Property Rights from, or sold or furnished any services, products, technology or Intellectual Property Rights to, the Company have been on an arms-length basis on terms no less favorable to the Company than would be available from an unaffiliated party. Section 2.22 Books and Records. The minute books of the Company have been Made Available, are complete and up-to-date in all material respects, and have been maintained in accordance with sound and prudent business practice. The Company has made and kept business records, financial books and records, personnel records, ledgers, sales accounting records, tax records and related work papers and other books and records (collectively, the “Books and Records”) that are true, correct and complete in all material respects and accurately and fairly reflect, in all material respects, the business activities of the Company. The Company has not engaged in any material transaction, maintained any bank account or used

-34- any corporate funds except as reflected in its normally maintained Books and Records. At the Closing, the minute books and other Books and Records will be in the possession of the Company. Section 2.23 Company Broker’s Fees. Other than as set forth on Section 2.23 of the Disclosure Schedule, the Company has not incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby, nor will Parent or the Surviving Corporation incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Company. Section 2.23 of the Disclosure Schedule sets forth the principal terms and conditions of any oral agreement with respect to such fees. Section 2.24 Top Customers. (a) Section 2.24(a) of the Disclosure Schedule contains a true and correct list of the top five (5) currently active customers of Company Products (or group of affiliated customers) in connection with such customers based on revenue for the twelve (12) month period ending on the Balance Sheet Date (each such customer, a “Top Customer”). The Company has not received written notice, nor does the Company have Knowledge, that any Top Customer (i) threatened in writing to cancel, or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price or otherwise) on account of the Transactions or otherwise, or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to purchase goods or services from the Company consistent with past custom and practice. Section 2.25 Environmental Matters. The Company represents that: (a) Compliance with Environmental Laws. The Company is, and has been, in compliance in all material respects with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all permits, licenses, registrations, variances, clearances, consents, commissions, exemptions, Orders, authorizations, and approvals from Governmental Entities required under applicable Environmental Laws for the operation of the business of the Company as currently conducted. (b) No Disposal, Release, or Discharge of Hazardous Substances. The Company has not disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to the Company, in either case of (i) or (ii) under any applicable Environmental Laws. (c) No Production or Exposure of Hazardous Substances. The Company has not: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material liability or obligation under any Environmental Law. (d) No Legal Actions or Orders. The Company has not received written notice of and there is no Action pending, or to the Knowledge of the Company, threatened in writing against the Company, alleging any liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. The Company is not subject to any Order,

-35- settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material liability or obligation with respect to any of the foregoing. (e) No Assumption of Environmental Law Liabilities. The Company has not expressly assumed or retained any liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business. Section 2.26 Sole and Exclusive Representations. The Company is not making any representation or warranty whatsoever, express or implied, except for those representations and warranties set forth in this Article II (and the related Schedules) or in any certificate furnished by the Company pursuant to this Agreement. Parent acknowledges and agrees that it is not relying on the accuracy or completeness of any other statement, representation or warranty with respect to the Company (with the understanding that this acknowledgment and agreement shall not apply to any statement, representation or warranty of the Company that is provided in Fraud). ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB Parent and Merger Sub hereby represent and warrant to the Company as follows: Section 3.1 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Parent directly owns beneficially and of record all outstanding equity interests in Merger Sub. No other Person holds any capital stock of Merger Sub nor has any rights to acquire any interest in the Merger Sub. The Merger Sub does not own any property or assets or has any liabilities. Section 3.2 Authority and Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the Merger and the other Transactions. The execution and delivery by each of Parent and the Merger Sub of this Agreement and any Related Agreements to which it is a party and the consummation of the Merger and the other Transactions have been duly authorized by all necessary corporate and other action on the part of Parent and Merger Sub other than the adoption of this Agreement by Parent as the sole stockholder of Merger Sub (to be obtained prior to Closing as a condition thereof). This Agreement and any Related Agreements to which Parent and/or Merger Sub are a party have been duly executed and delivered by Parent and Merger Sub and constitute the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms, subject to the Enforceability Limitations. Section 3.3 Governmental Approvals and Consents. No consent, waiver, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Merger Sub are a party or the consummation of the Merger and the other Transactions, except for (a) such consents, waivers, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and state “blue sky” laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) such other consents, waivers, approvals, Orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not materially impair Parent’s or the Merger Sub’s ability to consummate the Merger.

-36- Section 3.4 No Conflict. Assuming compliance with the other regulatory measures, if any described in Section 3.3 hereto, the execution, delivery and performance by each of Parent and the Merger Sub of this Agreement, and the consummation of the Transactions contemplated hereby, do not and will not: (a) conflict with or violate the Charter Documents of Parent or the Merger Sub, as the case may be, (b) conflict with or violate any Legal Requirement with respect to Parent or the Merger Sub, as the case may be or (c) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under or require an consent of any Person pursuant to, any Contract or permit of Parent or the Merger Sub, as applicable, except, in the case of each of them foregoing clauses (b) and (c) for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Parent Material Adverse Effect or prevent the Parent’s or the Merger Sub’s ability to consummate the Closing. Section 3.5 Litigation. There is no Action pending or, to the knowledge of Parent, threatened in writing, against Parent or the Merger Sub its properties or assets (tangible or intangible) or any of its officers or directors (in their capacities as such) that would, individually or in the aggregate, prevent the Parent’s or the Merger Sub’s ability to consummate the Closing. No Governmental Entity has at any time in the past three (3) years challenged or questioned the legal right of Parent or the Merger Sub to conduct their operations as presently or previously conducted or as currently contemplated to be conducted. There is no Action pending or, to the knowledge of Parent, threatened in writing, against any Person who has a contractual right or a right pursuant to Legal Requirements to indemnification from Parent or the Merger Sub related to the facts and circumstances existing prior to the Effective Time. Section 3.6 Parent Broker’s Fees. Other than Excel Partners, no investment banker, broker, finder or similar party is or shall be entitled to any payment of any fees of expenses in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement based upon arrangements made by or on behalf of Parent, the Merger Sub or any of their Affiliates at or prior to the Effective Time. Section 3.7 Sole and Exclusive Representations. Parent and Merger Sub are not making any representation or warranty whatsoever, express or implied, except for those representations and warranties set forth in this Article III or in any certificate furnished by Parent or Merger Sub pursuant to this Agreement. Each of the Company and the Equityholders acknowledge and agree that it is not relying on the accuracy or completeness of any other statement, representation or warranty with respect to Parent or Merger Sub (with the understanding that this acknowledgment and agreement shall not apply to any statement, representation or warranty of Parent or Merger Sub that is provided in Fraud). ARTICLE IV ADDITIONAL AGREEMENTS Section 4.1 Employee Matters. (a) Benefits Continuation. For purposes of eligibility to participate, vesting, determining the level of benefits, and vacation and paid time off accrual (to the extent applicable) under each employee benefit plan of Parent and its Affiliates established or maintained following the Closing Date (the “Parent Plans”), each Employee who continues to be employed by the Surviving Corporation immediately following the Closing Date (each, a “Continuing Employee”) shall be credited with all service with the Company, and their respective predecessors before the Closing Date, provided that no such service shall be credited to the extent that it would result in a duplication of benefits. In addition, Parent shall, and shall cause its Affiliates (including, after the Closing, the Surviving Corporation) to use commercially reasonable efforts to provide full credit for expenses incurred by each Continuing Employee (and his or her eligible dependents) under a Company Employee Plan that is a group health plan during the portion of the applicable

-37- plan year prior to the Closing Date for purposes of satisfying any deductible, out-of-pocket, and co-payment requirements under the corresponding Parent Plan in which such Continuing Employee (and his or her eligible dependents) participates following the Closing Date, to the extent permitted under such Parent Plans. (b) No Employment Commitment or Plan Amendments. No provision of this Agreement is intended, or shall be interpreted, to provide nor create any employee benefit plan, third party beneficiary rights or any other rights of any kind or nature whatsoever in any Stockholder, Employee or any other Person, including any rights of employment for any specified period and/or any employee benefits, in favor of any Person, union, association, Continuing Employee, Key Employee, Employee, consultant or contractor or any other Person, other than the parties hereto and their respective successors and permitted assigns, and all provisions hereof will be personal solely among the parties to this Agreement. In addition, no provision of this Agreement is intended, or shall be interpreted, to amend any term or condition of a Company Employee Plan or any other employee related plan, program or policy of Parent, any Subsidiary of Parent, or the Surviving Corporation. Further, each of the Surviving Corporation, Parent and its subsidiaries retain the right to amend or terminate its benefit plans at any time and from time to time. Section 4.2 Payoff Letters; Release of Liens. (a) Payoff Letters. At least three (3) Business Days prior to the Closing Date, the Company obtained from each holder of Closing Indebtedness, and delivered to Parent, an executed payoff letter, in form and substance reasonably acceptable to Parent, setting forth: (i) the amounts required to pay off in full on the Closing Date, the Indebtedness owing to such creditor and wire transfer information for such payment; and (ii) the commitment of the creditor to release all Liens, if any, that the creditor may hold on any of the assets of the Company prior to the Closing Date, to the extent relevant (each, a “Payoff Letter”). (b) Release of Liens. Pursuant to the Payoff Letters, the Company will file all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to effect the release of all Liens set forth in Section 4.2(b) of the Disclosure Schedule. Section 4.3 Transaction Expenses. (a) Subject to the provisions of this Agreement, each party shall be responsible for its own expenses and costs that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements. (b) At least three (3) Business Days prior to the Closing Date, the Company provided Parent with a statement, in a form reasonably satisfactory to Parent, setting forth all unpaid Transaction Expenses incurred by or on behalf of the Company as of the Closing Date, or anticipated to be incurred or payable by or on behalf of the Company after the Closing, to be paid from the Closing Cash Merger Consideration (the “Statement of Expenses”). Section 4.4 Spreadsheet. (a) At least three (3) Business Days prior to the Closing Date, the Company delivered to Parent a spreadsheet setting forth the following information, in form and substance reasonably satisfactory to Parent and accompanied by documentation in support of the calculation of the information set forth therein: (i) the following information, as calculated by the Company using the information set forth in the Estimated Closing Statement: (i) the Closing Cash Merger Consideration, (ii) the aggregate

-38- amount of cash payable to Stockholders pursuant to Section 1.6(b)(i), (iii) the aggregate amount of Closing Payments to Qualified Recipients; (iv) the aggregate amount of cash payable to former holders of Company Options pursuant to Section 1.6(c), (v) the aggregate amount of cash payable to the individuals who are parties to the Bonus Settlement Agreements pursuant to Sections 1.6(d) and 1.6(e), (vi) the Closing Per Share Cash Merger Consideration amount, (vii) the aggregate amount of Closing Indebtedness, and (viii) the Transaction Expenses amount. (ii) the Closing Fully Diluted Number of Shares and the Post-Closing Fully Diluted Number of Shares, in either case assuming there are no Dissenting Shares. (iii) with respect to each Stockholder: (i) the name and address of such holder, (ii) the number, class and series of shares of Company Capital Stock held by such holder and the respective certificate numbers, (ii) the Closing Per Share Cash Merger Consideration that such holder is entitled to receive pursuant to Section 1.6(b)(i), and (iii) the pro rata entitlement of such holder with respect to Post- Closing Payments that may be payable pursuant to the terms of this Agreement and the Earnout Agreement. (iv) with respect to each Qualified Recipient: (i) the name and address of such Person, (ii) whether such Person is an Employee, and (iii) the amount of the Closing Payments to Qualified Recipients that such Qualified Recipient is entitled to receive (prior to any applicable tax withholding) pursuant to Section 1.6(c), Section 1.6(d), and Section 1.6(e), and (iii) the pro rata entitlement of such Qualified Recipient with respect to amounts, if any, of Post-Closing Payments that may be payable pursuant to the terms of this Agreement and the Related Agreements. (b) In the event of a Post-Closing Payment, if any, the Stockholder Representative shall, at least three (3) Business Days prior to such Post Closing Payment, deliver to Parent, a revised version of the Spreadsheet that sets forth the exact dollar amounts payable to each Stockholder, and, upon Parent’s written approval, deliver a revised Schedule A to the Paying Agent Agreement, consistent with such revised version of the Spreadsheet, to the Paying Agent. Section 4.5 Resignation of Directors and Officers. The Company shall cause the directors, officers and secretary of the Company to resign from such position as director, officer and/or secretary with effect as of the Closing, with the understanding that such officers will continue to serve as employees of the Surviving Corporation, and to confirm that, subject to their rights set forth in Section 4.6(b) and Section 4.7, no outstanding amount or indemnity or compensation remains or will be due to them by the Company in connection with such position or resignation. Section 4.6 Tail Policy. (a) Prior to the Effective Time, the Company shall purchase for the benefit of the Indemnified D&Os, a directors’ and officers’ liability insurance policy (any such insurance policy, the “D&O Policy”) providing “tail” coverage for six (6) years following the Closing. During such six (6)-year period, shall Parent take no action intended to cause such D&O Policy to cease to be effective and shall take all commercially reasonable actions (other than paying additional premiums) to maintain in effect such D&O Policy for the benefit of the Indemnified D&Os. Fifty percent (50%) of the costs and expenses of any D&O Policy shall be part of the Transaction Expenses, and the remaining fifty percent (50%) shall be borne and paid, at Closing, by Parent (which amount shall be excluded from the calculation or payment of the Closing Cash Merger Consideration) pursuant to Section 1.7(a)(vii). (b) Parent and the Surviving Corporation shall make available to the current and former officers and directors of the Company (the “D&O Indemnified Persons”), back-to-back, any proceeds obtained under the Surviving Corporation’s directors’ and officers’ liability insurance policies set forth

-39- above. The Surviving Corporation shall take all actions that will be reasonably requested by the Stockholder Representative and any applicable D&O Indemnified Persons in order to submit claims and collect insurance proceeds under such insurance policies, in connection with the indemnified items set forth in Section 4.7. (c) For a period of six (6) years following the Closing, Parent shall cause the Surviving Corporation to maintain commercially reasonable insurance policies, including product liability, cyber, and worker’s compensation policies. Section 4.7 D&O Indemnification and Exculpation. From and after the Effective Time for a period of not less than six (6) years after the Closing Date, Parent will cause the Surviving Corporation’s certificate of incorporation and bylaws to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of the D&O Indemnified Persons, in each case in their capacities as directors or officers of the Company, occurring at or prior to the Effective Time, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the Company’s Certificate of Incorporation and bylaws as in effect as of the date hereof, and, during such six-year period, except as required by applicable law, such provisions shall not be repealed, amended or otherwise modified in any manner that adversely affects the rights of the D&O Indemnified Persons thereunder. Such indemnification obligations are without prejudice to the rights of the Parent Indemnified Parties under Section 7.2. Section 4.8 Code Section 280G. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will, (i) solicit from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder), and (ii) with respect to each individual who agrees to the waiver described in clause (i), submit to a vote of holders of the direct or indirect equity interests of the Company entitled to vote on such matters, the right of any such “disqualified individual” to receive or retain the Waived 280G Benefits (collectively, clauses (i) and (ii), the “Section 280G Vote”). With respect to any arrangements entered into or to be entered into at the direction of Parent or between Parent and/or any of its Affiliates, on the one hand, and a disqualified individual, on the other hand (“Parent Arrangements”), Parent will provide to the Company, no less than fifteen (15) Business Days prior to the Effective Time, a written description of any Parent Arrangements and the value for purposes of Section 280G of the Code of such Parent Arrangements, and the Company shall include such description and value(s) in any materials disclosed to equity holders of the Company in connection with soliciting approval in accordance with this Section 4.8. At least ten (10) Business Days prior to the Section 280G Vote, the Company shall deliver to Parent for review and comment (which the Company will consider and incorporate in good faith) copies of any documents or agreements necessary to effect the Section 280G Vote, including, but not limited to, customary parachute payment calculations prepared by the Company’s legal counsel, accountants or tax advisors, any shareholder consent form, disclosure statement, or waiver, and the Company shall consider in good faith all comments received from Parent on such documents or agreements. Prior to the Closing Date, the Company shall provide proof reasonably satisfactory to Parent that (a) approval of the Section 280G Vote was obtained, or (b) shareholder approval was not obtained. The parties hereto acknowledge that the Company cannot compel any disqualified individual to waive any existing rights under a contract with the Company or any Subsidiary of the Company and the Company shall not be deemed in breach of this Section 4.8 with respect to any disqualified individual who refuses to waive any such right.

-40- ARTICLE V CLOSING DELIVERABLES Section 5.1 Company Closing Deliverables. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Parent: (a) Joinder Agreements. Joinder agreements in substantially the form attached hereto as Exhibit D (“Joinder Agreement”) executed by the Key Stockholders; (b) Earnout Agreement. Earnout Agreement executed by the Stockholder Representative; (c) Key Employee Documents. Executed copies of the Key Employee Employment Agreements and the documents ancillary thereto from the Key Employee; (d) Options Cancellation Agreement. Executed copies of the Option Cancellation Agreements from each of the holders of Company Options. (e) Bonus Cancellation Agreement. Executed copies of the Bonus Cancellation Agreements from each of the individuals who were parties to Prior Company Bonus Arrangements. (f) New Company Bonus Arrangements. Executed copies of the New Company Bonus Arrangements from each of the individuals listed on Schedule D. (g) FIRPTA Certificate. A certificate from the Company, validly executed by a duly authorized officer of the Company, that the Company is not, and has not been at any time during the five (5) years preceding the date of such statement, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, such certificate in form and substance reasonably satisfactory to Parent and conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), together with an executed notice of such statement to the IRS in a manner consistent with the provisions of Treasury Regulations Section 1.897-2(h)(2) (which notice shall be filed with the IRS by the Surviving Corporation post-Closing); (h) Certificate of Secretary of Company. The Company shall deliver a certificate, validly executed by the Secretary of the Company, (i) that attached thereto are true and complete copies of (A) all resolutions adopted by the board of directors of the Company (1) authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and (2) approving the termination of the Company’s 401(k) retirement plan and any other Company Employee Plan that is a Code Section 401(k) arrangement and (B) written consent of holders of (x) at least ninety five percent (95%) of the issued and outstanding shares of Company Common Stock and Company Class A Common Stock, voting together as a single class, and (y) at least ninety percent (90%) of the issued and outstanding shares of Company Class A Common Stock, adopting this Agreement and approving the Merger, effective as of the execution of this Agreement, (ii) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (iii) the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder. (i) Certificate of Good Standing. The Company shall deliver a certificate of good standing of the Company from the Secretary of State of the State of Delaware and a certificate of good standing from each other jurisdiction in which the Company is qualified to do business dated within a reasonable period prior to Closing.

-41- (j) Resignation Letter of Directors and Officers. Executed copies of resignation letters, effective as of the Closing, from each officer and director of the Company in a form reasonably satisfactory to Parent; (k) D&O Policy. Evidence that the D&O Policy will be bound at the Closing; (l) Documentary Deliverables. All certificates and other documents that it is required to deliver to Parent pursuant to this Agreement prior to the Closing, including the Spreadsheet, the Statement of Expenses and the Payoff Letters. Section 5.2 Parent Closing Deliverables. On or prior to the Closing Date, the Parent shall deliver or cause to be delivered: (a) Earnout Agreement. to the Stockholder Representative and the Company, the Earnout Agreement executed by Parent and Merger Sub; and (b) Key Employee Documents. to the Key Employee, the Key Employee Employment Agreements and the documents ancillary thereto executed by Parent, ARTICLE VI TAX MATTERS Section 6.1 Straddle Period Taxes. For purposes of this Agreement, any real, personal and intangible property Taxes and other Taxes imposed on a periodic basis for any Straddle Period shall be allocated to the portion of the Straddle Period ending on the Closing Date on a per diem basis, and all other Taxes for any Straddle Period shall be allocated as if such Straddle Period ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis. Section 6.2 Tax Returns. Parent shall, at Parent’s cost, timely prepare on a basis consistent with the Company’s prior practice (unless otherwise required by applicable law) and file (or cause to be timely prepared and filed) all Tax Returns of the Company for any Pre-Closing Tax Period or Straddle Period that are due or filed after the Closing Date. At least thirty (30) days prior to filing any such Tax Return, Parent shall submit such Tax Return that reflects any Tax liability for which the Indemnifying Parties could reasonably be expected to be liable pursuant to this Agreement to the Stockholder Representative for its review and comment. The Stockholder Representative shall provide any comments to such Tax Returns within twenty (20) days of receipt of such Tax Return draft, after which all aspects of such Tax Return for which no comment has been provided shall be deemed approved by the Stockholder Representative. Parent shall consider in good faith all reasonable comments and any disputes or disagreements shall be referred to the Designated Accounting Firm whose decision shall be binding on the parties and whose fees shall be split equally between the Parent and the Stockholder Representative. Section 6.3 Tax Proceedings. If any Governmental Entity issues to the Surviving Corporation or Parent, a notice of an examination, investigation, audit or other administrative or judicial proceeding, a request for documents or other information, written notice of deficiency, a notice of reassessment, a proposed adjustment, or an assertion of claim or demand concerning a Pre-Closing Tax Period of the Company, Parent shall promptly notify Stockholder Representative of its receipt of such communication from such Governmental Entity (but no later than within twenty (20) Business Days after receiving such communication); provided that no delay or failure on the part of Parent in delivering a notice of a Tax claim shall relieve any Equityholder of any indemnification under this Agreement except to the extent that such

-42- Equityholder is materially adversely prejudiced by such delay or failure. Stockholder Representative shall have the right to represent the interests of the Equityholders and to employ counsel of its choice at its expense in connection with such Pre-Closing Tax Period proceeding (which, for the avoidance of doubt, does not include any portion of any Straddle Period). Parent shall have the right to participate in any such Tax proceeding at its own expense. Parent shall not, and shall not permit the Surviving Corporation to, settle or otherwise resolve any issue with respect to any Taxes of the Company or Surviving Corporation to the extent that such settlement or other resolution could result in the Equityholders being liable for any amounts pursuant to this Agreement without the prior written consent of the Stockholder Representative, which consent shall not be unreasonably withheld, conditioned, or delayed. The Stockholder Representative shall have the right to control any examination, investigation, audit or other administrative or judicial proceeding in respect of any Tax Return of the Company for any Pre-Closing Tax Period to the extent that such examination, investigation, audit or other administrative or judicial proceeding could result in or lead to the Equityholders being liable for any amounts pursuant to this Agreement; provided that Parent, at its sole cost and expense, shall have the right to participate in any such contest. Stockholder Representative is not entitled to settle, either administratively or after the commencement of litigation, that portion of a Tax proceeding for which Parent may incur an indemnification obligation or that would result in increased liability for Parent or the Surviving Corporation for Taxes attributable to a Post-Closing Tax Period without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed. Section 6.4 Cooperation. Parent and the Stockholder Representative agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to Taxes, including access to books and records, as is reasonably necessary for the filing of all Tax Returns by Parent, the making of any election relating to Taxes, the preparation for any audit by any Tax authority and the prosecution or defense of any claim, suit or Action relating to any Tax. Each of Parent, the Company and the Stockholder Representative shall retain all books and records in their possession with respect to Taxes for a period of at least seven (7) years following the Closing Date. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to disclose to the Stockholder Representative or any Stockholder any consolidated, combined, affiliated or unitary Tax Return which includes Parent or any of its Affiliates or any Tax related work papers. Section 6.5 Post-Closing Actions. Without the Stockholder Representative’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, Parent covenants that it shall not, and shall not cause or permit, the Surviving Corporation to (a) file an amended Tax Return or initial Tax Return relating to a Pre-Closing Tax Period or any Straddle Period, (b) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre-Closing Tax Period, (c) make or change any Tax election or accounting method that has retroactive effect to any Pre-Closing Tax Period, or (d) enter into any voluntary disclosure agreements, negotiations or discussions with any Governmental Entity with respect to any Tax for a Pre-Closing Tax Period. Section 6.6 Tax Refunds. The Equityholders shall be entitled to any and all refunds of Taxes of the Surviving Corporation received by Parent or the Surviving Corporation for any Pre-Closing Tax Period following the Closing, except to the extent that such amount (1) is attributable to any carryback of net operating losses, capital losses, or other Tax attributes arising in a taxable period or portion thereof beginning after the Closing, (2) is required to be paid over by the Surviving Corporation to any other Person under a provision of a Contract to which the Surviving Corporation was a party prior to the Closing, (3) is resulting from payment of Taxes by Parent or any of its Affiliates (including the Surviving Corporation after the Closing) for which Parent or such Affiliates are entitled to indemnification under this Agreement made after the Closing to the extent Parent was not indemnified or otherwise reimbursed for such Taxes by any Equityholder, or (4) was included as an asset in the calculation of the Aggregate Merger Consideration.

-43- Parent shall release, in accordance with Section 1.10, any such refund or the amount of any such credit, net of the out-of-pocket expenses incurred in connection with such refund of any Taxes imposed on the amount of such refund or credit (a “Tax Refund”), within fifteen (15) days after actual receipt of such refund or application of such credit against Taxes. Notwithstanding the foregoing, if a claim has been made by any Governmental Entity that could be reasonably expected to give rise to a Tax liability of the Surviving Corporation, Parent, or any of its Affiliates for a Pre-Closing Tax Period, then Parent may reduce the amount payable under this Section 6.6 by the amount of such claim until such claim is resolved, and upon the resolution of such claim, any such refund shall be paid over in accordance with this Section 6.6, less the amount of any Taxes assessed as a result of such claim. If the amount of any such Tax refund is subsequently determined by any Governmental Entity to be less than the amount paid by Parent pursuant to this Section 6.6 (or by virtue of a change in applicable Tax law) (without regards to any Taxes or expenses attributable to the receipt or payment of such refund, or benefit of such credit or deduction), the Equityholders shall promptly pay to Parent the amount of any such disallowed Tax refund (including any interest and penalties in respect of such disallowed amount owed to any Governmental Entity or other costs of Parent associated with such disallowance). Section 6.7 Transfer Taxes. All Transfer Taxes incurred in connection with this Agreement shall be paid by fifty percent (50%) by the Parent and fifty percent (50%) by the Stockholder Representative (on behalf of and subject to reimbursement by the Stockholders) when due, and the party required by law shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. The parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation to the extent required by applicable law. Section 6.8 Conflicts. Notwithstanding anything to the contrary in this Agreement, the provisions of this Article VI shall control in the event of any conflict or inconsistency with the provisions of Article VII. ARTICLE VII POST-CLOSING INDEMNIFICATION Section 7.1 Survival of Representations and Warranties. The representations and warranties of the Company, Parent and the Merger Sub set forth in this Agreement shall survive until 11:59 p.m. California time on the date that is eighteen (18) months following the Closing Date (the date of expiration of such period, the “Expiration Date”); provided, however, (a) the Fundamental Representations shall survive for six (6) years following the Closing Date; (b) the representations and warranties under Section 2.9 (Taxes) shall survive until the expiration of applicable statutes of limitations; and (c) a representation or warranty of any party herein shall survive beyond the Expiration Date or other survival periods specified herein with respect to any inaccuracy therein or breach thereof if a claim is made hereunder in writing and in reasonable details prior to the expiration of the Expiration Date or the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. Notwithstanding anything to the contrary in this Agreement, any claim pursuant to Section 7.2(a)(viii) will survive for twelve (12) years following the Closing Date (subject to any applicable law that may require, despite the provisions hereunder, to extend such survival period beyond twelve (12) years). Each covenant and agreement of any party herein contemplating performance at or following the Closing shall survive the Closing and the consummation of the transactions contemplated hereby in accordance with its terms and, if no term is specified, shall survive indefinitely. For the avoidance of doubt, it is the intention of the parties hereto that the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties and covenants and agreements and any claim brought pursuant to this Article VII must be brought or filed prior to the expiration of the survival period.

-44- Section 7.2 Indemnification. (a) From and after, and by virtue of, the Merger, subject to the terms of this Article VII, the Equityholders (each, an “Equityholder Indemnifying Party” and collectively, the “Equityholder Indemnifying Parties”) agree to (i) jointly, to the extent of the funds then remaining of the Holdback Amount, and (ii) severally (and not jointly), based on such Indemnifying Party’s Pro Rata Indemnification Share, as to any amounts exceeding the funds then remaining of the Holdback Amount, indemnify, defend and hold harmless Parent and its officers, directors, Affiliates, employees, agents and representatives, including the Surviving Corporation (each, a “Parent Indemnified Party” and collectively, the “Parent Indemnified Parties”), from and against all claims, losses, liabilities, damages, costs, interest, awards, judgments, settlements, Taxes, penalties or expenses, (including reasonable attorneys’ and consultants’ fees and expenses and including any such reasonable expenses incurred in connection with investigating, defending against or settling any of the foregoing) (hereinafter individually a “Loss” and collectively “Losses”) paid, incurred, suffered or sustained by any Parent Indemnified Party (regardless of whether or not such Losses relate to any third party claims), resulting from, arising out of, or relating to any of the following (subject to the limitations set forth below): (i) any breach of or inaccuracy in a representation or warranty of the Company set forth in this Agreement; (ii) any failure by the Company or the Stockholder Representative to perform or comply with any of its covenants or agreements set forth in this Agreement; (iii) any Pre-Closing Taxes, Closing Indebtedness or Transaction Expenses, each to the extent not included in the Final Closing Statement; (iv) any errors in, or disputes related to, the Spreadsheet (including any updates thereto), or any other information provided to the Paying Agent by the Company prior to or at Closing or the Stockholder Representative pre-Closing or post-Closing; (v) any failure of any Equityholder to be subject to or otherwise bound by (a) any adjustments to the Other Adjustment Items not taken into account at the Closing, such as any Transaction Expenses, (b) the amount of Closing Indebtedness that has not been paid prior to the Closing and is not taken into account in the calculation of the Adjustment Amount, and (c) such Equityholder’s obligation to contribute such Equityholder’s proportional share of Deferred Amounts to the Holdback Amount or the Stockholder Representative Expense Fund, as applicable, resulting from the overpayment or underpayment of any amounts paid to such Equityholder pursuant to the terms of this Agreement and the Related Agreements. (vi) any claims by (A) any then current or former holder or alleged then-current or former holder of any Equity Interests of the Company (including any predecessors), arising out of, resulting from or in connection with (I) the Transactions or this Agreement, including the allocation of the Aggregate Merger Consideration, or (II) such Person’s status or alleged status as a holder of Equity Interests of the Company (including any predecessors) at any time at or prior to the Closing, whether for breach of fiduciary duty or otherwise, (B) any Person to the effect that such Person is entitled to any Equity Interest in the Company or any payment in connection with the Transactions by virtue of such Equity Interest, including appraisal rights or, if applicable, dissenters’ rights proceedings (excluding cash payments to holders of Dissenting Shares not in excess of the consideration to which they would have been entitled for their shares of Company Capital Stock had they received a portion of the Aggregate Merger Consideration payable pursuant to Section 1.6(b) rather than exercising appraisal rights or, if applicable, dissenters’ rights) or (C)

-45- any Person with respect to any Plan or any other plan, policy or Contract providing for compensation to such Person in respect of an Equity Interest in the Company; (vii) based upon, attributable to or resulting from the breach by any Equityholder of any representation or warranty, covenant or agreement contained in such Equityholder’s Equityholder Documents, as applicable, provided, however, that in the case of this Section 7.2(a)(vii), no Equityholder shall be responsible for a breach of another Equityholder’s Equityholder Documents; (viii) Fraud by or on behalf of the Company, or by the Equityholders, whether in this Agreement or in the Equityholders’ Equityholder Documents, provided, however, that no Equityholder shall be responsible for Fraud by another Equityholder; and (ix) based upon, attributable to or resulting from the Company’s 401(k) retirement plan and any other Company Employee Plan that is a Code Section 401(k) arrangement, solely to the extent that such Loss is based upon, attributable to or resulting from events occurring prior to Closing. (b) From and after, and by virtue of, the Merger, subject to the terms of this Article VII, each of Parent, Merger Sub and the Company (post-Closing, as the Surviving Corporation) agrees to, jointly and severally, indemnify, defend and hold harmless each Equityholder and its respective officers, directors, Affiliates, employees, agents and representatives (each, an “Equityholder Indemnified Party”, collectively, the “Equityholder Indemnified Parties”, and together with the Parent Indemnified Parties, the “Indemnified Parties”), from and against all Losses paid, incurred, suffered or sustained by any Equityholder Indemnified Party (regardless of whether or not such Losses relate to any third party claims), resulting from, arising out of, or relating to any of the following: (i) any breach of or inaccuracy in a representation or warranty of Parent, Merger Sub or the Surviving Corporation set forth in this Agreement; (ii) any failure by Parent, Merger Sub or the Surviving Corporation to perform or comply with any of its respective covenants or agreements set forth in this Agreement; and (iii) any Post-Closing Taxes. (c) The parties acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty or covenant for which indemnification may be due under Section 7.2(a) above, then (without limiting any of the rights of the Surviving Corporation as an Indemnified Party and without duplication) Parent shall also be deemed, by virtue of its ownership of the capital stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy or breach, subject to the limitations set forth in this Article VII. (d) For the purpose of this Article VII, for purposes of both determining whether a breach of or inaccuracy in a representation or warranty or any failure to perform or comply with any covenant or agreement has occurred and determining the amount of Losses paid, incurred, suffered or sustained by an Indemnified Party as a result of any breach of or inaccuracy in a representation or warranty or any failure to perform or comply with any covenant or agreement that is qualified or limited in scope as to materiality or Company Material Adverse Effect, such representation, warranty, covenant or agreement shall be deemed to be made without such qualification or limitation; provided that such qualification or limitation shall not be disregarded (i) to the extent used in Section 2.8(a), (ii) to the extent used with respect to a defined term (e.g., “Material Contract”, etc.), (iii) to the extent used to determine the enumerated items on a list, or (iv) to the extent applicable pursuant to GAAP.

-46- (e) Subject to Section 4.7, the Equityholder Indemnifying Parties (including any officer or director of the Company) shall not have any right of contribution, indemnification or right of advancement from the Surviving Corporation or Parent with respect to any Loss claimed by a Parent Indemnified Party. (f) Any payments made to an Indemnified Party pursuant to any indemnification obligations under this Article VII will be treated as adjustments to the Aggregate Merger Consideration for Tax purposes, unless otherwise required by applicable Legal Requirements. Section 7.3 Limitations on Indemnification. (a) Except in the case of (A) Fraud by or on behalf of the Company, or by the Equityholders, (B) indemnification claims for breaches of or inaccuracies in the Fundamental Representations, or (C) a breach of the representations in Section 2.9 (Taxes), the Indemnified Parties may not recover any Losses pursuant to an indemnification claim under Section 7.2(a)(i) relating to breaches of or inaccuracies in the representations or warranties of the Company (x) unless the actual individual Loss exceeds ten thousand dollars ($10,000) (the “De-Minimis Amount”), and (y) unless and until the Indemnified Parties, as a group, shall have paid, incurred, suffered or sustained at least one hundred thousand dollars ($100,000) in Losses (the “Deductible”) in the aggregate (including Losses that do not exceed the De-Minimis Amount in the individual case), in which event the Indemnified Parties may recover only the excess of such Losses above the Deductible. For the avoidance of doubt, the limitations set forth in this Section 7.3(a) shall not apply to indemnification claims under clauses (ii) through (ix) of Section 7.2(a). (b) Except in the case of (A) Fraud by or on behalf of the Company, or by the Equityholders, (B) a breach of the Fundamental Representations, or (C) a breach of the representations in Sections 2.13(a)- (h), the Indemnified Parties may not recover any Losses pursuant to an indemnification claim under Section 7.2(a)(i) relating to breaches of or inaccuracies in the representations or warranties of the Company in an amount in excess of the Holdback Amount; provided, however, that, for the avoidance of doubt, the limitations of this Section 7.3(b) shall not apply to indemnification claims under clauses (ii) through (ix) of Section 7.2(a). (c) Except in the case of Fraud by or on behalf of the Company, or by the Equityholders, with respect to a breach of the representations in Sections 2.13(a)-(h), the Indemnified Parties may not recover any Losses pursuant to an indemnification claim under Section 7.2(a)(i) relating to breaches of or inaccuracies in the representations or warranties of the Company in Sections 2.13(a)-(h) in an amount in excess of Four Million Dollars ($4,000,000). For the avoidance of doubt, the limitation in this Section 7.3(c) is inclusive of any Losses recovered pursuant to an indemnification claim under Section 7.2(a)(i) relating to breaches of or inaccuracies in the representations or warranties of the Company which are subject to the limitation set forth in Section 7.3(b), such that the aggregate liability for breaches under Section 7.2(a)(i) inclusive of liability for breaches of any representations in Sections 2.13(a)-(h) is Four Million Dollars ($4,000,000). (d) Except in the case of Fraud by an Equityholder, (A) the Indemnified Parties may not recover any Losses pursuant to an indemnification claim under Section 7.2(a) in excess of the Aggregate Merger Consideration, and (B) in no event shall an Equityholder Indemnifying Party be liable for Losses under Section 7.2(a) in excess of the aggregate amount that such Indemnifying Party received pursuant to this Agreement, including, cash withheld in respect of Taxes with respect to amounts paid under this Agreement. For the avoidance of doubt, no Equityholder shall be responsible for Fraud by another Equityholder.

-47- (e) In the event of Fraud of an Equityholder in connection with this Agreement, including claims under Section 7.2(a)(i) or Section 7.2(a)(viii), there shall be no limitation on the Losses that may be recovered by the Indemnified Parties solely against such fraudulent Equityholder under Section 7.2(a). (f) Within five (5) Business Days following the Expiration Date, Parent shall release the Holdback Amount for distribution to the Equityholders (A) less any Losses due to Parent in accordance with the provisions of this Article VII and (B) less the amount of any Shortfall Amount (the “Released Holdback Amount” ), in accordance with Section 1.10; provided, that if at the Expiration Date there are pending and unresolved indemnity claims which would be payable from the Holdback Amount, for which Parent has provided a detailed written notice to the Stockholder Representative (“Outstanding Indemnity Claims”), then an amount shall be retained by Parent equal to the aggregate maximum amount of all such Outstanding Indemnity Claims (the “Outstanding Indemnity Claims Amount”), and the portion of the Outstanding Indemnity Claims Amount attributable to each Outstanding Indemnity Claim, net of any Losses due to Parent in accordance with the provisions of this Article VII in respect of such Outstanding Indemnity Claim, shall be released for distribution to the Equityholders in accordance with Section 1.10 following final determination of each such Outstanding Indemnity Claim. (g) The amount of any Losses recoverable by any Indemnified Party against any Indemnifying Party hereunder (i) shall be calculated net of any insurance proceeds actually received by, and/or any indemnification or contribution payments actually paid by any third party to such Indemnified Party in respect of such Losses in, each case net of all costs directly incurred in such recovery (including direct collection expenses and any retention amounts or increases in premiums); provided that the Indemnified Party shall use its commercially reasonable efforts to seek or obtain any such insurance proceeds; provided, further that the Indemnified Parties shall have no obligations to seek any third party indemnification or contribution. In the event that an insurance recovery is received by any Indemnified Party with respect to any Losses for which any such Person has been indemnified and which Losses such Person had received from the Indemnifying Parties hereunder, then a refund equal to the aggregate amount of the recovery (net of reasonable costs and expenses incurred in recovering such amounts) (the “Refund” ) shall be promptly made (A) if such Indemnified Party is a Parent Indemnified Party, in accordance with Section 1.10, or (B) if such Indemnified Party is an Equityholder Indemnified Party, to Parent. (h) No Indemnified Party shall be entitled to indemnification for punitive damages, unless such damages are actually paid to a third party in respect of a Third Party Claim for which such Indemnified Party is entitled to indemnification under this Article VII. (i) Nothing in this Agreement shall limit the liability of an Indemnifying Party in connection with a claim based on Fraud perpetrated by such Indemnifying Party in connection with this Agreement. (j) Notwithstanding anything to the contrary herein, no indemnity may be sought hereunder, including under this Article VII, in respect of any Losses to the extent that such Loss was taken into account in the Final Closing Statement. (k) Subject to the limitations of Section 7.3, if any Indemnifying Party is required to pay any amounts to an Indemnified Party (other than through a release of the Holdback Amount), then Parent may set-off any such amount against any amounts of Earnout Consideration then due and payable to such Indemnifying Party and remit such amounts to the applicable Indemnified Party. (l) With respect to indemnification for Losses only pursuant to Section 7.2(a)(i), Section 7.2(a)(ii) and, solely with respect to Pre-Closing Taxes, Section 7.2(a)(iii), Parent hereby agrees that it shall seek a remedy from the Holdback Amount, to the extent of the then remaining Holdback Amount, with

-48- respect to any indemnification claim asserted hereunder before seeking to recover any Losses through any other means permitted hereunder. Section 7.4 Indemnification Claim Procedures. (a) Subject to the limitations set forth in Section 7.1, if an Indemnified Party wishes to make an indemnification claim under this Article VII, such Indemnified Party shall deliver a written notice (an “Indemnification Claim Notice”) to the Responsible Party stating to the extent reasonably practicable, the anticipated Losses, the basis for such anticipated liability, and, if applicable, the nature of the misrepresentation, breach of warranty or covenant to which such item is related. The Indemnified Party may update an Indemnification Claim Notice from time to time to reflect any new information discovered with respect to the claim set forth in such Indemnification Claim Notice. (b) If the Responsible Party shall not object in writing within the forty-five (45)-day period after receipt of an Indemnification Claim Notice by delivery of a written notice of objection containing a reasonably detailed description of the facts and circumstances supporting an objection to the applicable indemnification claim (an “Indemnification Claim Objection Notice”), such failure to so object shall be an irrevocable acknowledgment by Responsible Party that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Indemnification Claim Notice subject to the limitations set forth in Section 7.3. In such event, the Indemnified Party, if such Indemnified Party is a Parent Indemnified Party, will be entitled to retain, pursuant to Section 7.3(e) or, if the Parent Indemnified Party is a Person other than Parent, release to the applicable Parent Indemnified Party, from Holdback Amount, the amount of Losses set forth in such Indemnification Claim Notice. Subject to the limitations of Section 7.3, if any Indemnifying Party is required to satisfy any amount, in whole or in part, in accordance with an Indemnification Claim Notice (other than through a retention and, if applicable, release of from the Holdback Amount), then such Indemnifying Party shall, within ten (10) Business Days following the expiration date of the right of the Responsible Party to make an Indemnification Claim Objection Notice, pay to the Indemnified Party, such amount. (c) In the event that the Responsible Party shall deliver an Indemnification Claim Objection Notice in accordance with Section 7.4(b) within thirty (30) days after delivery of such Indemnification Claim Notice, the Responsible Party and Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims, subject to the limitations set forth in Section 7.3. In such event, Indemnified Party, if such Indemnified Party is a Parent Indemnified Party, will be entitled to retain, pursuant to Section 7.3(e) and, if the Parent Indemnified Party is a Person other than Parent, release to the applicable Parent Indemnified Party from Holdback Amount the amount of Losses agreed upon by the Indemnified Party and the Responsible Party, if any, documented in a memorandum. Subject to the limitations of Section 7.3, if any Indemnifying Party is required, pursuant to this Agreement, to satisfy any amount, in whole or in part, in accordance with such memorandum (other than through a retention and, if applicable, release of from the Holdback Amount), then such Indemnifying Party shall, within ten (10) Business Days following the date of such memorandum pay to the Indemnified Party, such amount. (d) In the event that the Responsible Party delivers an Indemnification Claim Objection Notice in accordance with Section 7.4(b) within thirty (30) days after delivery of such Indemnification Claim Notice, the Indemnified Party and the Responsible Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims, subject to the limitations set forth in Section 7.3. If, within thirty (30) days after delivery of an Indemnification Claim Objection Notice, no such agreement can be reached after good faith negotiation, such dispute may be resolved by a court of competent jurisdiction (subject to Section 8.13). In such event, Indemnified Party, if such Indemnified Party is a Parent Indemnified Party, will be entitled to retain, pursuant to Section 7.3(e) and, if the Parent Indemnified Party

-49- is a Person other than Parent, release to the applicable Parent Indemnified Party from Holdback Amount the amount of Losses determined indemnifiable, if any, by such court. Subject to the limitations of Section 7.3, if any Indemnifying Party is required, pursuant to this Agreement, to satisfy any amount, in whole or in part, in accordance such decision (other than through a retention and, if applicable, release of from the Holdback Amount), then such Indemnifying Party shall, within ten (10) Business Days of written receipt of such court’s decision pay to the Indemnified Party, such amount. Section 7.5 Third Party Claims. (a) In the event an Indemnified Party becomes aware of a third party claim (a “Third Party Claim”) which such Indemnified Party reasonably believes would result in a claim for indemnification pursuant to this Article VII, such Indemnified Party shall promptly notify the Responsible Party of such Third Party Claim (it being understood that no delay in providing such notice shall prejudice such Indemnified Party’s rights under this Article VII except to the extent that the applicable Indemnifying Party is materially prejudiced by reason of such failure). Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such Third Party Claim; provided, however, that (a) the Stockholder Representative shall be entitled on behalf of the Equityholders, at its expense and only to the extent it does not affect any privilege relating to any Equityholder Indemnified Party, to consult with Parent with respect to, but not to determine or conduct, the defense of, such Third Party Claim and (b) if the Indemnifying Party is an Equityholder Indemnifying Party, except with the consent of the Stockholder Representative, no settlement or resolution of any such Third Party Claim shall be determinative of the existence or the amount of Losses resulting from, arising out of or relating to such Third Party Claim. The Indemnified Parties’ reasonable attorneys’ and consultants’ fees and expenses incurred in connection with investigating, defending against or settling such Third Party Claims shall be included in the Losses for which the Indemnified Parties may seek indemnification hereunder and such costs and expenses shall constitute Losses subject to indemnification under Section 7.2(a) (but subject to the other limitations under this Article VII) whether or not it is ultimately determined that the Third Party Claim itself is indemnifiable under Section 7.2(a). (b) In the event that the Indemnifying Party is an Equityholder Indemnifying Party and the Stockholder Representative has consented to any settlement or resolution of a Third Party Claim, the Equityholder Indemnifying Parties and the Equityholders shall have no power or authority to object under any provision of this Article VII to the amount of Losses resulting from, arising out of or relating to such Third Party Claim, and the Equityholder Indemnified Parties shall be entitled to indemnification for the entire amount of such Losses, subject to the applicable limitations contained in Section 7.3. In the event that the Indemnifying Party is an Equityholder Indemnifying Party and the Stockholder Representative does not, in accordance with the terms of this Section 7.5(b), consent to any such settlement or resolution, then the Parent Indemnified Parties and the Stockholder Representative shall attempt in good faith to agree upon the rights of the respective parties with respect to such settlement or resolution, subject to the limitations set forth in Section 7.3 and, if not resolved through negotiations, such dispute shall be resolved by litigation in the appropriate court of competent jurisdiction or mediation (at the mutual agreement of the Parent Indemnified Party and the Stockholder Representative). (c) For the avoidance of doubt and subject to the other terms of this Agreement, the Responsible Party shall keep any information obtained in connection with any Third Party Claim confidential, and in no event shall the Responsible Party disclose such information to any third party (excluding any Equityholder that executed a Joinder Agreement) unless and until such party has executed a confidentiality agreement with respect to such information, or is otherwise subject to applicable confidentiality obligations, containing confidentiality terms no less favorable to the Company than those contained in Section 3 of the Joinder Agreement.

-50- (d) For the avoidance of doubt, in the event of any conflict between this Section 7.5 and Section 6.3, Section 6.3 shall control for purposes of proceedings set forth in Section 6.3. Section 7.6 Stockholder Representative. (a) By virtue of the execution and delivery of a Joinder Agreement, and the adoption of this Agreement and approval of the Merger by the Stockholders, each of the Equityholders shall be deemed to have agreed to appoint LaunchCyte LLC as its agent and attorney-in-fact and as the Stockholder Representative with full power and authority to act for and on behalf of the Equityholders to pay each such Equityholder’s expenses (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement, to receive, acknowledge receipt and disburse any funds received hereunder or on behalf of or to each such Equityholder, to negotiate, settle and compromise and allow for any required retentions from the Holdback Amount on behalf of all Equityholders, to give and receive notices and communications on behalf of any Equityholder or all Equityholders collectively, both generally with respect to matters contemplated by this Agreement or more specifically in respect of indemnification claims under this Agreement, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any such indemnification or other claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any such indemnification claim by any Indemnified Party hereunder against any Indemnifying Party or by any such Indemnifying Party against any Indemnified Party or any dispute between any Indemnified Party and any such Indemnifying Party, in each case relating to this Agreement or the Transactions, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Equityholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Holdback Amount agree to such removal and to the identity of the substituted agent. Notwithstanding the foregoing, in the event of a resignation of the Stockholder Representative or other vacancy in the position of Stockholder Representative, such vacancy may be filled by the holders of a majority in interest of the Holdback Amount. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Indemnifying Parties. The agency and proxy granted to the Stockholder Representative pursuant to this Section 7.6(a) are coupled with an interest, and are therefore irrevocable without the consent of holder, unless otherwise agreed to between the Stockholder Representative and any such Person in writing. (b) A decision, act, consent or instruction of the Stockholder Representative, including an amendment of any provision of this Agreement pursuant to Section 8.2 hereof, shall constitute a decision of the Equityholders and shall be final, binding and conclusive upon the Equityholders, and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Equityholders. Parent is hereby relieved from any liability to any person for any acts done by Parent in accordance with such decision, act, consent or instruction of the Stockholder Representative. The Stockholder Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Equityholder, except in respect of amounts actually received on behalf of such Equityholder. The Stockholder Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. (c) The Stockholder Representative shall not be, nor shall any person employed by or otherwise affiliated with the Stockholder Representative be, liable for any act done or omitted hereunder as Stockholder Representative except for actions or omissions constituting willful misconduct or gross

-51- negligence of the Stockholder Representative in connection therewith. The Equityholders shall severally (and not jointly and severally), in accordance with their Pro Rata Indemnification Share, pay for all reasonable and documented fees, costs and expenses incurred by the Stockholder Representative in connection with the acceptance and administration of its duties hereunder and shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any and all Losses arising out of or in connection with the acceptance or administration of the Stockholder Representative’s duties hereunder, including all reasonable fees and expenses of defending the Stockholder Representative against any claim of liability (“Stockholder Representative Expenses”). From time to time in its sole discretion, the Stockholder Representative may pay or cause to be paid or reimburse itself for any Stockholder Representative Expenses from the Stockholder Representative Expense Fund or, if such funds are depleted or may be expected, at the discretion of the Stockholder Representative, to be depleted, from any Post-Closing Payment amount, but only to the extent that such reimbursement is paid from payments that would otherwise have been made to the Equityholders (i.e. after any such Post-Closing Payment amount becomes due and payable to the Equityholders pursuant to the terms of this Agreement and the Earnout Agreement), and prior to any such payment or reimbursement, the Stockholder Representative shall deliver to the Parent a certificate setting forth the Stockholder Representative Expenses to be so paid. Upon receipt of such a certificate, Parent shall pay such Stockholder Representative Expenses from such Post- Closing Payment amount to the Stockholder Representative. For the avoidance of doubt, while this section allows the Stockholder Representative to be paid from the Stockholder Representative Expense Fund and the Post-Closing Payments, this Section 7.6(c) shall not limit the obligation of any Equityholders to promptly pay such Stockholder Representative Expenses as they are incurred. A decision, act, consent or instruction of the Stockholder Representative, including an amendment pursuant to Section 8.2, shall constitute a decision of the Equityholders and shall be final, conclusive and binding upon the Equityholders; and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Equityholders. Parent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholder Representative. The Stockholder Representative shall notify the Equityholders if additional funds are required to cover any Stockholder Representative Expenses and such Equityholders shall be required to deposit additional funds, in accordance with their Pro Rata Indemnification Share, into an account designated by the Stockholder Representative. The Stockholder Representative may release at any time, in its sole discretion, all or any portion of the Stockholder Representative Expense Fund (a “Stockholder Representative Expense Fund Release”) for distribution to the Equityholders in accordance with Section 1.10. Section 7.7 Exclusive Remedies. Subject to Section 8.9, except with respect to a claim pursued against a perpetrator of Fraud, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII, except (i) disputes with respect to the Parent Closing Statement (which shall be resolved exclusively in accordance with Section 1.8), (ii) disputes with respect to the Earnout Consideration (which shall be resolved exclusively in accordance with the Earnout Agreement), (iii) claims for specific performance and/or equitable relief pursuant to Section 8.9, (iv) claims with respect to certain Tax matters to the extent in conflict with Article VI, which shall be resolved in accordance with Article VI, (v) claims of Fraud, or (vi) claims under any of the Related Agreements. ARTICLE VIII GENERAL PROVISIONS Section 8.1 Certain Interpretations. When a reference is made in this Agreement to an Annex, Exhibit or Schedule, such reference shall be to an Annex, Schedule or Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to an Article or a Section, such reference

-52- shall be to an Article or a Section of this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” All references in this Agreement to “$” or dollars shall mean U.S. denominated dollars. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. “Extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”. The word “or” is used in the inclusive sense of “and/or”. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The table of contents and headings set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Section 8.2 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 8.2, the Stockholders are deemed to have agreed that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment. Section 8.3 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its Affiliates. Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via email (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until received: (a) if to Parent, either of the Merger Sub or the Surviving Corporation, to: Simulations Plus, Inc. 42505 10th St W Suite 103 Lancaster, CA 93534 Atten: Mr. Shawn O’Connor, CEO Email: with a copy (which shall not constitute notice) to: Procopio, Cory, Hargreaves & Savitch LLP 12544 High Bluff Drive, Suite 400 San Diego, CA 92130 Attention: Dennis J. Doucette Email: (b) if to the Stockholder Representative, to:

-53- LaunchCyte LLC 2403 Sidney Street, Suite 215 Pittsburgh, PA 15203 Attention: Frank J. Lucchino, Jr. Email: with a copy (which shall not constitute notice) to: K&L Gates LLP 210 Sixth Avenue Pittsburgh, PA 15222-2613 Attention: David J. Lehman Email: Section 8.5 Public Disclosure. Except as required by Legal Requirements, none of the Equityholders, nor any of their representatives (excluding, for the avoidance of doubt, Parent and the Surviving Corporation) shall issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the Transactions without the consent of Parent. Parent and its Affiliates (including, for the avoidance of doubt, the Surviving Corporation after the Effective Time) shall be permitted to issue, in their sole discretion, one or more press releases or other public or industry announcements, statements or acknowledgements with respect to this Agreement or any of the Transactions, including the Merger. Section 8.6 Entire Agreement. This Agreement, Annex A hereto, the Exhibits and Schedules hereto, the Disclosure Schedule, the Related Agreements, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements (including that certain Non-Disclosure Agreement dated as of February 8, 2023 by and between Company and Parent) and understandings both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any other person any rights or remedies hereunder. Section 8.7 Disclosure Schedule. Nothing in the Disclosure Schedule attached hereto shall be adequate to modify, qualify or disclose an exception to a representation or warranty made in this Agreement unless such Disclosure Schedule identifies the modification, qualification or exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No modifications, qualifications or exceptions to any representations or warranties disclosed on one Disclosure Schedule shall constitute a modification, qualification or exception to any other representations or warranties made in this Agreement unless the substance of such also is disclosed as provided herein on each such other applicable Disclosure Schedule or a specific cross-reference to a disclosure on another Disclosure Schedule is made. Section 8.8 No Third-Party Beneficiaries. Nothing in this Agreement is intended to, or shall be construed to, confer upon any other person any rights or remedies hereunder, except for the Indemnified D&Os under Section 4.6 and the Indemnified Parties under Article VII. Section 8.9 Specific Performance and Other Remedies. (a) The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, any Stockholder or the Stockholder Representative of any covenant,

-54- obligation or other agreement set forth in this Agreement, (i) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related Action. (b) Other than as set forth herein, any and all remedies herein expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. Section 8.10 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. Section 8.11 Conflicts; Privilege. It is acknowledged by all of the parties that the Company has retained K&L Gates LLP to act as its counsel in connection with the transactions contemplated hereby and that K&L Gates LLP has not acted as counsel for any other Person in connection with the transactions contemplated hereby and that no other party or Person has the status of a client of K&L Gates LLP for conflict of interest or any other purposes as a result thereof. Parent and Merger Sub (on behalf of themselves, as well as the Surviving Corporation) hereby agree that, in the event that a dispute arises between Parent or any of its Affiliates (including Merger Sub or the Surviving Corporation) and any Equityholder or Stockholder Representative, or any of their respective Affiliates, in connection with the transactions contemplated by this Agreement, K&L Gates LLP may represent such Equityholder or Stockholder Representative or any such Affiliate in such dispute even though the interests of such Equityholder or Stockholder Representative or such Affiliate may be directly adverse to Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates, and Parent and Merger Sub hereby waive, on behalf of itself and each of its Affiliates (including the Surviving Corporation), any conflict of interest in connection with such representation by K&L Gates LLP. Parent and Merger Sub (on behalf of themselves and the Surviving Corporation) agree that, as to all communications, whether written or electronic, among K&L Gates LLP and the Company or the Equityholders, and all files, attorney notes, drafts or other documents with respect to such communications, that relate in any way to the transactions contemplated by this Agreement or any Transaction document, Letter of Transmittal, Joinder Agreement, Option Cancellation Agreement, and Bonus Cancellation Agreement that predate the Closing, the attorney- client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to the Stockholder Representative and may be controlled by the Stockholder Representative and shall not pass to or be claimed by Parent, the Merger Sub or the Surviving Corporation. Parent and Merger Sub agree to take, and to cause their respective Affiliates, successors and assigns to take (including the Surviving Corporation), all steps reasonably requested by the Stockholder Representative necessary to implement the intent of this Section 8.11. Section 8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

-55- Section 8.13 Exclusive Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any matter based upon or arising out of this Agreement, the Merger and the other Transactions or any other matters contemplated herein (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each party agrees not to commence any Action related hereto except in such court or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Litigation Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom (the “Chosen Court”). By execution and delivery of this Agreement, each party hereto and the Stockholders irrevocably and unconditionally submit to the exclusive jurisdiction of the Chosen Courts solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto and the Stockholders irrevocably consent to the service of process out of any of the aforementioned courts in any such Action by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Legal Requirements. The parties hereto and the Stockholders hereby waive any right to stay or dismiss any Action under or in connection with this Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) that such Action is brought in an inconvenient forum, that venue for the Action is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. Section 8.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. Section 8.15 Attorneys’ Fees. If any Action at law or in equity is necessary to enforce or interpret the terms of any of this Agreement, any Related Agreement or resolve any dispute pursuant thereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Section 8.16 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement. Section 8.17 Non-Recourse. All claims or causes of action (whether in contract or in tort, at law or in equity) that may be based upon, arise out of or relate to this Agreement or the Related Agreements, or the negotiation, execution or performance of this Agreement or the Related Agreements (including any representation or warranty made in or in connection with this Agreement or the Related Agreements or as an inducement to enter into this Agreement or the Related Agreements) may be made only against the entities that are expressly identified as parties hereto and thereto. Except to the extent named as a party to this Agreement or any Related Agreements (then only to the extent of the specific obligations of such parties

-56- set forth in this Agreement or such Related Agreements), no Affiliate of Parent, the Stockholder Representative, the Stockholders or the Company shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or such other Related Agreement or any transactions contemplated hereby or thereby or for any claim based on, in respect of, or by reason of this Agreement or such other Related Agreement (as the case may be), the transactions contemplated hereby and thereby or the negotiation or execution hereof or thereof; and each party hereto waives and releases all such liabilities, claims and obligations against any Affiliate of the Company, the Equityholders, the Stockholder Representative or Parent. The Affiliate of the Company, the Stockholders, the Stockholder Representative and Parent are expressly intended as third-party beneficiaries of this provision of this Section 8.17. [Remainder of Page Intentionally Left Blank]

-57- IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholder Representative have caused this Agreement to be executed as of the date first written above. SIMULATIONS PLUS, INC. By: /s/ Shawn O’Connor Name: Shawn O’Connor, CEO INSIGHT MERGER SUB, INC. By: /s/ Shawn O’Connor Name: Shawn O’Connor, CEO [Signature Page to the Merger Agreement]

-58- IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholder Representative have caused this Agreement to be executed as of the date first written above. IMMUNETRICS, INC. By: /s /Steven Chang Name: Steven Chang Title: President and Chief Executive Officer [Signature Page to the Merger Agreement]

-59- IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholder Representative have caused this Agreement to be executed as of the date first written above. LaunchCyte LLC, solely in its capacity as the Stockholder Representative By: /s/ Frank J. Lucchino Jr. Name: Frank J. Lucchino Jr. Title: CEO [Signature Page to the Merger Agreement]

A-1 ANNEX A CERTAIN DEFINED TERMS Accounts Receivable ................................................................................................................ Section 2.6(b) ADA ........................................................................................................................................ Section 2.16(a) Adjustment Payment ................................................................................................................. Section 1.8(e) Agreement ........................................................................................................................................ Preamble Anti-Discrimination Laws ..................................................................................................... Section 2.16(b) Balance Sheet Date ................................................................................................................... Section 2.6(a) Bonus Cancellation Agreement ................................................................................................ Section 1.6(c) Books and Records ..................................................................................................................... Section 2.22 Cancelled Shares ................................................................................................................ Section 1.6(b)(iii) Certificate of Incorporation ...................................................................................................... Section 2.1(b) Certificate of Merger ..................................................................................................................... Section 1.1 Charter Documents .................................................................................................................. Section 2.1(b) Closing ...................................................................................................................................... Section 1.2(a) Closing Date.............................................................................................................................. Section 1.2(a) Closing Statement Dispute Notice ........................................................................................... Section 1.8(d) Company .......................................................................................................................................... Preamble Company Authorizations ............................................................................................................ Section 2.17 Company Class A Common Stock .................................................................................................... Recitals Company Common Stock .................................................................................................................. Recitals Company Health Plan ............................................................................................................ Section 2.15(g) Company IT Assets ................................................................................................................ Section 2.13(k) Company Stock Certificates .................................................................................................... Section 1.7(b) Conflict ......................................................................................................................................... Section 2.4 Continuing Employee ............................................................................................................... Section 4.1(a) Current Balance Sheet ............................................................................................................... Section 2.6(a) D&O Indemnified Persons ............................................................................................................ Section 4.6 D&O Policy .................................................................................................................................. Section 4.6 Deductible ................................................................................................................................. Section 7.3(a) Deferred Amounts .................................................................................................................... Section 1.6(g) De-Minimis Amount ................................................................................................................. Section 7.3(a) Dissenting Shares ................................................................................................................ Section 1.6(b)(iv) Earnout Agreement .................................................................................................................. Section 1.6(h) Effective Time ......................................................................................................................... Section 1.2(b) Enforceability Limitations ............................................................................................................ Section 2.2 Equityholder Indemnified Party ............................................................................................... Section 7.2(b) Equityholder Indemnifying Party.............................................................................................. Section 7.2(a) Estimated Closing Statement ................................................................................................... Section 1.8(b) Estimated Other Adjustment Items .......................................................................................... Section 1.8(b) Estimated Net Working Capital ............................................................................................... Section 1.8(b) Excess Amount ......................................................................................................................... Section 1.8(e) Exchange Documents ............................................................................................................... Section 1.7(b) Expiration Date ............................................................................................................................. Section 7.1 Export Approvals ................................................................................................................... Section 2.20(b) FCPA ...................................................................................................................................... Section 2.20(c) FEHA ...................................................................................................................................... Section 2.16(a)

A-2 FFCRA .................................................................................................................................... Section 2.16(a) Final Closing Statement ........................................................................................................... Section 1.8(d) Final Other Adjustment Items ................................................................................................... Section 1.8(c) Financials .................................................................................................................................. Section 2.6(a) GDPR ...................................................................................................................................... Section 2.13(r) Harmful Code.......................................................................................................................... Section 2.13(j) HCERA .................................................................................................................................. Section 2.15(g) Healthcare Reform Laws ....................................................................................................... Section 2.15(g) Indemnification Claim Notice ................................................................................................... Section 7.4(a) Indemnification Claim Objection Notice ................................................................................. Section 7.4(b) Indemnified Parties .................................................................................................................. Section 7.2(b) Insurance Policies ....................................................................................................................... Section 2.19 Interested Party ........................................................................................................................... Section 2.21 Interim Financials ..................................................................................................................... Section 2.6(a) Joinder Agreement .................................................................................................................... Section 5.1(a) Key Employee Employment Agreements .......................................................................................... Recitals Lease Agreements .................................................................................................................. Section 2.10(b) Leased Real Property ............................................................................................................. Section 2.10(b) Loss ........................................................................................................................................... Section 7.2(a) Losses ........................................................................................................................................ Section 7.2(a) Material Contracts ................................................................................................................... Section 2.14(a) Merger ................................................................................................................................................ Recitals Merger Sub....................................................................................................................................... Preamble OEM ................................................................................................................................... Section 2.14(a)(ii) Option Cancellation Agreement................................................................................................ Section 1.6(c) Other Adjustment Items ............................................................................................................ Section 1.8(a) Outstanding Indemnity Claims ................................................................................................. Section 7.3(f) Outstanding Indemnity Claims Amount ................................................................................... Section 7.3(f) Parent ............................................................................................................................................... Preamble Parent Arrangements ..................................................................................................................... Section 4.8 Parent Closing Statement .......................................................................................................... Section 1.8(c) Parent Indemnified Parties ........................................................................................................ Section 7.2(a) Parent Indemnified Party .......................................................................................................... Section 7.2(a) Parent Plans ............................................................................................................................... Section 4.1(a) Paying Agent ................................................................................................................................. Section 1.9 Paying Agent Agreement .............................................................................................................. Section 1.9 Payoff Letter ............................................................................................................................. Section 4.2(a) PPACA ................................................................................................................................... Section 2.15(g) Refund ...................................................................................................................................... Section 7.3(g) Released Holdback Amount...................................................................................................... Section 7.3(f) Section 280G Vote ........................................................................................................................ Section 4.8 Shortfall Amount ...................................................................................................................... Section 1.8(f) Standards Organizations ................................................................................................... Section 2.13(b)(ix) Statement of Expenses ............................................................................................................. Section 4.3(b) Stockholder Representative ............................................................................................................. Preamble Stockholder Representative Expense Fund ......................................................................... Section 1.7(a)(iv) Stockholder Representative Expense Fund Release ................................................................. Section 7.6(c) Stockholder Representative Expenses ...................................................................................... Section 7.6(c) Surviving Corporation .................................................................................................................. Section 1.1 Tax Refund.................................................................................................................................... Section 6.6 Third Party Claim ..................................................................................................................... Section 7.5(a)

Top Customer.......... Section 2.24(a)
Transactions.......... Recitals
UKBA.......... Section 2.20(c)
Waived 280G Benefits.......... Section 4.8
WARN Act.......... Section 2.16(c)
Year-End Financials.......... Section 2.6(a)

A-3

A-4 “Action” shall mean any action, suit, claim, complaint, litigation, investigation, audit, proceeding, arbitration or other similar dispute. “Adjustment Amount” shall mean an amount equal to a Positive Adjustment or, a Negative Adjustment. “Affiliate” of any Person shall mean another Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such first Person. “Aggregate Merger Consideration” shall mean (a) Base Merger Consideration, plus (b) Company’s Cash (to the extent not accounted for in the calculation of any Excess Amount), plus (c) any Excess Amount, if any, less (d) any Shortfall Amount, if any, and plus (d) the Earnout Consideration, if any. “Base Merger Consideration” shall mean an amount equal to twelve million dollars ($12,000,000). “Behavioral Data” shall mean any behavioral, browsing, usage, purchase, interest-based, demographic or other information attributable to a Person. “Bonus Settlement Agreements” means each of the New Company Bonus Arrangements and Bonus Cancellation Agreements. “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions located in Delaware are authorized or obligated by law or executive order to close. “Cash” means the aggregate amount of the cash and cash equivalents of the Company, which shall be reduced by any and all uncleared checks, checks-in-transit, wire transfer, and drafts written by the Company but not yet cleared; provided, that if such aggregate amount of cash and cash equivalents is a negative number, then it shall include the amount of all fees, penalties or interest related to such negative amount of Cash. “CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116- 136), enacted March 27, 2020. “Cash Amount” means the aggregate amount of Cash, excluding Restricted Cash, as of the Closing Date without taking into account the Transactions. “Closing Cash Merger Consideration” shall mean the Base Merger Consideration, plus (a) the Company’s Cash Amount in the amount set forth in the Estimated Closing Statement, plus (b) the amount, if any, by which Estimated Net Working Capital exceeds the Net Working Capital Target, minus (c) the Transaction Expenses in the amount set forth in the Estimated Closing Statement, minus (d) the aggregate amount of the Closing Indebtedness in the amount set forth in the Estimated Closing Statement, minus (e) the Deferred Amounts, and minus (f) the amount, if any, by which Estimated Net Working Capital is less than Net Working Capital Target. “Closing Fully Diluted Number of Shares” means, without duplication, the sum of (i) the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time, (ii) the aggregate number of shares of Company Capital Stock subject to an In the Money Option immediately prior to the Effective Time, and (iii) the aggregate number of Phantom Shares and Cancelled

A-5 Phantom Shares (as those terms are defined in the Bonus Settlement Agreements) subject to Bonus Settlement Agreements immediately prior to the Effective Time. “Closing Indebtedness” shall mean the aggregate amount (without duplication) of all outstanding Indebtedness (including principal and accrued and unpaid interest) of the Company as of immediately prior to the Effective Time, including any termination, pre-payment or balloon or similar penalties or premiums that are paid or become payable as a result of the full repayment and retirement of such Indebtedness immediately following the Effective Time (including, for the avoidance of doubt, all outstanding convertible promissory notes) and calculated in accordance with GAAP; provided, however, that the calculation of Closing Indebtedness shall exclude any amounts relating to or included in Net Working Capital to the extent such amounts are reflected in the calculation of the Aggregate Merger Consideration (to avoid any double-counting with the calculation of Net Working Capital). “Closing Payments to Qualified Recipients” means the aggregate payments, at Closing, to Qualified Recipients, as set forth in the Bonus Cancellation Agreements and Bonus Settlement Agreements and in accordance with the Spreadsheet. “Closing Per Share Cash Merger Consideration” shall mean (a) the Closing Cash Merger Consideration minus the Closing Payments to Qualified Recipients; divided by (b) the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (other than the Cancelled Shares). “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Company Bonus Arrangement” means each of the New Company Bonus Arrangements and Prior Company Bonus Arrangements. “Company Capital Stock” shall mean the capital stock of the Company. “Company Contract” shall mean any Contract to which the Company is or was a party or by which the Company is or was bound. “Company Database” shall mean each database in which Private Data or other confidential or proprietary information is or has been maintained by or for the Company. “Company Employee Plan” shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination indemnity, change of control, termination pay, deferred compensation, profit sharing, performance awards, equity or equity-related awards, retirement benefits, welfare benefits, health benefits or medical, dental, vision, disability, accident or life insurance benefits, Code Section 125 pre-tax benefits, fringe benefits, perquisites or other employee benefits or remuneration of any kind, and any other plans, programs or arrangements similar to the foregoing, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former Employee (or any dependent thereof), or with respect to which the Company has or may have any liability or obligation. “Company IP” shall mean any and all Intellectual Property Rights and Intellectual Property that are owned by, or purported to be owned by, the Company.

A-6 “Company Material Adverse Effect” shall mean any change, event, circumstance, condition or effect (regardless of whether or not such change, event, circumstance, condition or effect is inconsistent with the representations or warranties made by the Company in this Agreement) that, individually or in the aggregate, taking into account all other changes, events, circumstances, conditions or effects, has or would reasonably be likely to be materially adverse to the condition (financial or otherwise), properties, products, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of the Company, taken as a whole, except to the extent that any such change, event, circumstance, condition or effect results from (i) the outbreak or escalation of war, hostilities or terrorist activities in any jurisdiction in which the Company primarily operates; (ii) changes in any applicable laws or regulations or GAAP or other accounting standards (or the interpretation thereof) applicable to the Company; (iii) changes or conditions affecting the industry or markets in which the Company primarily operates; (iv) any earthquake, hurricane, tornado or other natural disaster or pandemic (including COVID-19) in any jurisdiction in which the Company primarily operates; (v) conditions generally affecting the United States economy or credit, securities, currency, financial, banking or capital markets (including any disruption thereof and any decline in the price of any security or any market index) in the United States or elsewhere in the world; (vi) the announcement of this Agreement or consummation of the Transactions contemplated hereby; (vii) the taking of any action contemplated by this Agreement and the Related Agreements contemplated hereby, including the completion of the Transactions; provided, however, that such changes in (i) — (v) do not have a disproportionate effect on the Company as compared to other participants in the industries in which the Company operates (and, in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect). “Company Options” shall mean all issued and outstanding options to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any Person. “Company Privacy Policy” shall mean each external, past or present privacy policy of the Company. “Company Product” shall mean each product (including software and databases) or service, licensed or sold by or on behalf of the Company. “Company Site” means Immunetrics.com. “Company Software” shall mean any Software (including Software that is Company IP or Licensed IP), that is embedded in, or used in the delivery, hosting or distribution of, any Company Products, including any such Software that is used to collect, transfer, transmit, store, host or otherwise process Private Data. “Contract” shall mean any contract, statement of work, mortgage, indenture, lease, license, covenant, plan, insurance policy or other agreement, instrument, arrangement, understanding or commitment, permit, concession, franchise, license or obligation, whether written or oral. “COVID-19” shall mean SARS-CoV-2 or COVID-19, and any natural evolutions thereof or related or associated epidemics, pandemics or disease outbreaks thereof. “COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Legal Requirement, Order or directive by any Governmental Entity in connection with or in response to COVID-19, including the CARES Act.

A-7 “Data Processor” means a natural or legal Person, public authority, agency or other body that processes Private Data on behalf of or at the direction of Company or its Affiliates. “Deferred Amounts to Qualified Recipients” means, with respect to any payment of the Deferred Amount, the aggregate payments, with respect to such amount, to the Qualified Recipients as set forth in the Bonus Cancellation Agreements and Bonus Settlement Agreements and in accordance with the Spreadsheet. “Delaware Law” shall mean the General Corporation Law of the State of Delaware. “Designated Accounting Firm” shall mean BDO USA, LLP, or if BDO USA, LLP is unavailable, an independent certified public accounting firm of nationally recognized standing to be mutually agreed by the parties. “Disclosure Schedule” shall have the meaning assigned to it in the preamble to Article II. “DOL” shall mean the United States Department of Labor. “Earnout Consideration” means Eight Million Dollars ($8,000,000). “Earnout Payment” shall have the meaning assigned to it in the Earnout Agreement. “Earnout Payment Date” shall have the meaning assigned to it in the Earnout Agreement. “Earnout Payments to Qualified Recipients” means, with respect to any payment of the Earnout Consideration (or any portion thereof) under the Earnout Agreement, the aggregate payments, with respect to such amount, to those Persons who are Qualified Recipients, as set forth in the Bonus Cancellation Agreements and Bonus Settlement Agreements and in accordance with the Spreadsheet. “Employee” shall mean any employee of the Company. “Environmental Laws” shall mean any applicable law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Equity Interests” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of

A-8 its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right or entitlement to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested. “Equityholder” shall mean any holder of Company Capital Stock or Company Options and the individuals who are parties to the Bonus Settlement Agreements, in each case, as of immediately prior to the Effective Time. “Equityholder Documents” shall mean Exchange Documents, Joinder Agreements, Option Cancellation Agreements and Bonus Settlement Agreements, as applicable. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “Fraud” shall mean common law fraud under the laws of the State of Delaware, with an intent to deceive. “Fundamental Representations” shall mean representations and warranties of the Company set forth in Section 2.1 (Organization and Good Standing), Section 2.2 (Authority and Enforceability), Section 2.4 (No Conflicts), Section 2.5 (Company Capital Structure), the first sentence of Section 2.23 (Company Broker’s Fees), Section 3.1 (Organization and Standing), Section 3.2 (Authority and Enforceability), Section 3.4 (No Conflicts), and Section 3.6 (Parent Broker’s Fees). “GAAP” shall mean United States generally accepted accounting principles, consistently applied, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financials. “Governmental Entity” shall mean any court, administrative agency, entity or commission or other federal, state, county, local, regional or other foreign governmental authority, instrumentality, agency, entity or commission. “Hazardous Substances” shall mean: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls. “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended. “Holdback Amount” shall mean an amount equal to One Million Eight Hundred Thousand Dollars ($1,800,000). “In the Money Options” means Company Options, to purchase or otherwise acquire 2,300,000 shares of Company Common Stock, with an exercise price of $0.14 per share . “Indebtedness” of any Person shall mean, without duplication: (i) all liabilities of such Person for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable share capital or securities convertible into share capital; (ii) deferred purchase price of property

A-9 or services, which are required to be classified and accounted for under GAAP as liabilities, other than customary trade payables or accrued expenses; (iii) all liabilities of such Person in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are, and to the extent, required to be classified and accounted for under GAAP as capital leases (excluding, for this purpose, the Company’s office lease); (iv) all liabilities of such Person evidenced by any letter of credit or similar credit transaction entered into for the purpose of securing any lease deposit; (v) all obligations of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (vi) with respect to the Company, all liabilities arising out of Contracts with or any payables owed to Interested Parties or Affiliates of Interested Parties (other than resulting from ordinary course arm’s-length transactions); (vii) with respect to the Company, any “single trigger” or similar bonus, severance, change-in-control payments or similar payment obligations of the Company that become due or payable solely as a result of the consummation of the Merger and the other Transactions (excluding the Company Options and the Company Bonus Arrangements); (viii) any Pre-Closing Taxes; (ix) all Transaction Payroll Taxes that relate to or arise from the payments at Closing (as opposed to post- Closing payments); (x) all liabilities of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (i) through (viii) above to the extent drawn; (xi) all guarantees by such Person of any liabilities of a third party of a nature similar to the types of liabilities described in clauses (i) through (viii) above, to the extent of the obligation guaranteed, and (xii) all interest, fees, change of control payments, prepayment premiums and other expenses owed with respect to the indebtedness referred to in clauses (i) through (viii) above; provided, however, (i) Transaction Expenses, (ii) deferred revenue (including the advanced annual payments made to the Company pursuant to the agreements set forth on Schedule C), and (iii) any unused employee paid time off, shall be excluded from the definition of Indebtedness. “Indemnified D&O” shall mean each Person who is or was covered by any of the Company’s employees’, fiduciaries’, trustees’, directors’ and officers’ liability insurance policies as of or any time prior to the Effective Time. “Indemnifying Party” shall mean (i) the Equityholder Indemnifying Parties, if the applicable Indemnified Party is a Parent Indemnified Party, and (ii) Parent, if the applicable Indemnified Party is an Equityholder Indemnified Party. “Intellectual Property” shall mean algorithms, APIs, data, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, designs, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, Software, Software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship (including written, audio and visual materials), business or technical information (including technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), all other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing), and other such items for which Intellectual Property Rights may be secured, including any documents or other tangible media containing any of the foregoing. “Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (ii) trademark, service mark, business name, brand name, domain name and trade name rights and similar rights; (iii) trade secret rights; (iv) patents, patent applications, utility models, design rights, and all related patent rights; (v) other proprietary rights in Intellectual Property; (vi) rights in or relating to applications, registrations, renewals,

A-10 extensions, combinations, revisions, divisions, continuations, continuations-in-part and reissues of, and applications for, any of the rights referred to in clauses (i) through (v) above; and (vii) all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing infringement, misuse or misappropriation. “IRS” shall mean the United States Internal Revenue Service. “Key Employee” shall mean the individual listed on Schedule A. “Key Stockholders” shall mean the holders of no less than ninety-five percent (95%) of the shares of Company Capital Stock. “Knowledge” or “Known” shall mean, with respect to the Company, the actual knowledge of Steven Chang, Patricia Rogan and John Bartels and the knowledge that each such Person would reasonably be expected to have after due and diligent inquiry of such Person’s direct reports of the matter in question. “Legal Requirement” shall mean any applicable U.S. or non-U.S. federal, state, local or other constitution, law, treaty, directive, statute, ordinance, rule, regulation, or principle of common law, or any Order, in any case issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Entity. “Licensed IP” shall mean all Intellectual Property Rights and Intellectual Property used, practiced or held for use or practice in the conduct of the business of the Company as currently conducted or as currently proposed to be conducted, in each case that are not owned by, or purported to be owned or by, the Company. “Licensed IP Contract” shall mean any Company Contract pursuant to which the Company is granted a license, covenant not to sue, or other rights with respect to Licensed IP. “Lien” shall mean any lien, pledge, charge, claim, mortgage, assessment, claims, hypothecation, infringement, deed of trust, lease, option, right of first refusal, easement, right of way, security interest, preemptive right, covenant, exclusive license, servitude, transfer restriction or other encumbrance of any kind or character whatsoever. “Made Available” shall mean that the Company has posted such materials to the virtual data room held by Excel Partners and hosted by Box.com and made available to Parent and its representatives during the negotiation of this Agreement, but only if so posted and made available at least two (2) Business Days prior to the date of this Agreement. “Negative Adjustment” shall mean an amount equal to the excess, if any, of (a) the Estimated Net Working Capital over Net Working Capital plus (b) the Estimated Other Adjustment Items over the Final Other Adjustment Items. “Net Working Capital” shall mean (i) current assets (excluding accounts receivables in excess of ninety (90) days past due) minus (ii) current liabilities determined in accordance with GAAP (applying, for the avoidance of doubt, ASC 606), in each case before taking into account the consummation of the Transactions, and calculated using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financials; provided however, that the calculation of Net Working Capital shall exclude (a) any amounts relating to or included in Cash, Indebtedness or Transaction Expenses to the extent such amounts are reflected in the calculation of the Aggregate Merger Consideration (to avoid

A-11 any double-counting with any other adjustments), (b) Tax assets and liabilities (including current and deferred), (c) any severance payments to Company employees resulting from the Surviving Corporation’s failure to offer employment or continue the employment of employees at or following the Effective Time, and (d) any unused employee paid time off. For avoidance of doubt, deferred revenue (including the advance annual payments made to the Company pursuant to the agreements set forth on Schedule C), shall not be treated as a current liability hereunder. A sample calculation of Net Working Capital (for illustrative purposes only) setting forth the types of assets and liabilities constituting “current assets” and “current liabilities”, and the methodology used for purposes of such calculation, is attached as Schedule B. “Net Working Capital Target” shall mean Nine Hundred Thousand Dollars ($900,000). “New Company Bonus Arrangement” means each of the bonus agreements listed on Schedule D and in the form attached hereto as Exhibit J. “Open Source Software” shall mean any item of Company Software that is subject to any version of the GNU General Public License, the Affero General Public License, the GNU Lesser General Public License, the Eclipse Public License, the Common Public License, the Mozilla Public License, or any other license identified as an open source license by the Open Source Initiative (www.opensource.org). “Order” shall mean any order, judgment, injunction, ruling, edict, or other decree, whether temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Entity. “Out of the Money Options” means Company Options, to purchase or otherwise acquire 700,000 shares of Company Common Stock, with an exercise price of $0.56 per share. “Parent Material Adverse Effect” shall mean any change, event, circumstance, condition or effect (regardless of whether or not such change, event, circumstance, condition or effect is inconsistent with the representations or warranties made by Parent in this Agreement) that, individually or in the aggregate, taking into account all other changes, events, circumstances, conditions or effects, has or would reasonably be likely to be materially adverse to the condition (financial or otherwise), properties, products, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Parent and its Subsidiaries, taken as a whole, except to the extent that any such change, event, circumstance, condition or effect results from (i) the outbreak or escalation of war, hostilities or terrorist activities in any jurisdiction in which Parent and its Subsidiaries primarily operate; (ii) changes in any applicable laws or regulations or GAAP or other accounting standards (or the interpretation thereof) applicable to Parent or its Subsidiaries; (iii) changes or conditions affecting the industry or markets in which Parent primarily operates; (iv) any earthquake, hurricane, tornado or other natural disaster or pandemic (including COVID- 19) in any jurisdiction in which Parent and its Subsidiaries primarily operate; (v) conditions generally affecting the United States economy or credit, securities, currency, financial, banking or capital markets (including any disruption thereof and any decline in the price of any security or any market index) in the United States or elsewhere in the world; (vi) the taking of any action contemplated by this Agreement and the Related Agreements contemplated hereby, including the completion of the Transactions; provided, however, that such changes in (i) – (v) do not have a disproportionate effect on Parent or its Subsidiaries (and, in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been a Parent Material Adverse Effect). “Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

A-12 “Permitted Liens” means (i) lessor’s, mechanic’s, materialmen’s, carriers’, repairers’ and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith, as well as bank Liens arising under banks’ standard terms and conditions, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings (provided that in each case, a reserve is established therefor as required by GAAP), (iii) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the Company’s present uses or occupancy of such real property, (iv) Liens securing the obligations of the Company under the Closing Indebtedness, (v) Liens which would not be material to the Company, (vi) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Company. “Per Share Deferred Amounts” means, with respect to the payment of Deferred Amounts (or any portion thereof), (a) such Deferred Amounts (or any portion thereof) minus the applicable Deferred Amounts to Qualified Recipients, divided by (b) the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (other than the Cancelled Shares) “Per Share Earnout Consideration” means, with respect to any payment of the Earnout Consideration (or any portion thereof) under the Earnout Agreement, (i) such Earnout Consideration (or any portion thereof) minus the applicable Earnout Payments to Qualified Recipients, divided by (b) the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (other than the Cancelled Shares). “Person” shall mean an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof). “Personal Data” shall mean, in addition to all information defined or described by the Company as “personal information,” “personally identifiable information,” “PII,” or using any similar term in any Company Privacy Policy or other public-facing statement: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers, or any other piece of information that reasonably allows for the identification or location of, or contact with, a natural person (and for greater certainty includes all such information with respect to employees); (ii) any other information defined as “personal data”, “personally identifiable information”, “individually identifiable health information,” “protected health information,” or “personal information” under any Legal Requirement; and (iii) any information that is associated, directly or indirectly (by, for example, records linked via unique keys), with any of the foregoing. “Philips Joint Development Agreement” means that certain Joint Development Agreement, dated as of August 29, 2008, by and between the Company and Philips North America LLC (formerly, Philips Electronics North America Corporation). “Plans” shall mean the Company’s 2014 Stock Incentive Plan. “Positive Adjustment” shall mean an amount equal to the excess, if any, of (a) Net Working Capital over the Estimated Net Working Capital plus (b) the Final Other Adjustment Items over the Estimated Other Adjustment Items.

A-13 “Post-Closing Fully Diluted Number of Shares” means the Closing Fully Diluted Number of Shares plus the aggregate number of shares of Company Capital Stock subject to Out of the Money Options immediately prior to the Effective Time. “Post-Closing Payment” means an Earnout Payment, an Adjustment Payment, a Tax Refund, a Released Holdback Amount (including amounts released following the final determination of any Outstanding Indemnity Claim), a Refund, and a Stockholder Representative Expense Fund Release. “Post-Closing Tax Period” means all taxable periods beginning after the Closing Date and, in the case of any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. “Post-Closing Taxes” means any Taxes of the Company that are not Pre-Closing Taxes. “Pre-Closing Tax Period” shall mean any taxable period or portion thereof ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date. “Pre-Closing Taxes” shall mean, without duplication (i) any Taxes of the Company attributable or allocable to any Pre-Closing Tax Period, provided that amounts described in this definition shall be determined by treating any advance payments, deferred revenues or other prepaid amounts received or arising in any Pre-Closing Tax Period as subject to Tax in such period regardless of when actually recognized for income Tax purposes, (ii) any Taxes of the Stockholders or other equity holders of the Company attributable or allocable to any Pre-Closing Tax Period for which the Company is liable, whether by reason of any requirement to withhold or otherwise, (iii) any Taxes of the Company arising as a result of the Company being (or ceasing to be), on or prior to the Closing Date, a member of an affiliated, combined, consolidated or unified group pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as transferee or successor to the extent relating to transactions or events occurring prior to Closing, or by Contract entered into prior to the Closing (other than any Contract (A) between or among the Company or (B) entered into in the ordinary course of business the primary subject matter of which is not Taxes) and (iv) the Transfer Taxes and all Taxes deferred under the CARES Act; provided, however, that Pre-Closing Taxes shall not include any amount of Taxes to the extent that such amount was taken into account in the computation of Net Working Capital or Indebtedness or otherwise as a component of the Adjustment Amount. For the avoidance of doubt, any transaction occurring on the Closing Date that is properly allocable to the portion of the Closing Date following the Closing shall be treated as occurring at the beginning of the day after the Closing Date in a manner consistent with Treasury Regulation Section 1.1502-76(b)(ii)(B) or any similar provision of state, local or other Tax law and thus shall not be treated as occurring in a Pre-Closing Tax Period. “Prior Company Bonus Arrangement” means each of the letter agreements listed on Schedule E. “Privacy Legal Requirement” shall mean any and all applicable Legal Requirements, industry standards of any industry organization of or in which the Company is a member or otherwise participates, and any and all contractual and other obligations legally binding upon the Company, in each case concerning the collection, use, storage or handling of Personal Data, email communications or mobile communications, including, to the extent applicable, (i) Legal Requirements relating to the collection, storage, processing, use, transfer or deletion of Personal Data (ii) Legal Requirements relating to electronic and mobile communications, text messages, marketing or advertising materials, including anti-SPAM, unsolicited advertising or communications laws, and laws regarding the “right to be forgotten”, (iii) laws relating to use of any Credentials; and (iv) the Canada Personal Information Protection and Electronic Documents Act (PIPEDA), the United Kingdom Data Protection Act, the Health Insurance Portability and Accountability Act (HIPAA), the Australian Privacy Principals, the European Union Data Protection

A-14 Directive and all implementing regulations, the European Union General Data Protection Regulation (GDPR), the EU Directive on Electronic Communications Networks and Services, the Privacy and Electronic Communications Directive 2002/58/EC (ePrivacy) (as amended) and all implementing regulations, the Children’s Online Privacy Protection Act (COPPA), the Computer Fraud and Abuse Act (CFAA), the California Consumer Privacy Act of 2018 (CCPA), the California Computer Crime Law (CCCL), California Penal Code Sec. 502, California Invasion of Privacy Act, California Penal Code Sec. 630 et seq., Fair Credit Reporting Act (FCRA), California Consumer Legal Remedies Act (CLRA), California Civil Code Sec. 1750 et seq., Unfair Competition Law, California Business and Professions Code Sec. 17200 et seq., Fair and Accurate Credit Transactions Act (FACTA), Gramm-Leach-Bliley Act (GLBA), Dodd-Frank Wall Street Reform and Consumer Protection Act, Payment Card Industry (PCI) Data Security Standards, and the Telephone Consumer Protection Act (TCPA). “Private Data” shall mean Behavioral Data and Personal Data. “Pro Rata Indemnification Share” shall mean with respect to each Equityholder (other than holders of Dissenting Shares), at any time, an amount equal to the quotient obtained by dividing (a) the cash amount actually received by such Equityholder pursuant to this Agreement, the Earnout Agreement, the Option Cancellation Agreements and the Bonus Settlement Agreements (including cash withheld in respect of Taxes) by such time, by (b) the total cash amount actually received by all Equityholders (other than holders of Dissenting Shares) pursuant to this Agreement, the Earnout Agreement, the Option Cancellation Agreements and the Bonus Settlement Agreements (including cash withheld in respect of Taxes) by such time. “Qualified Recipient” means each Person who is a party to either a Option Cancellation Agreement or a Bonus Settlement Agreement. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Entity, including all patents, registered copyrights, and registered trademarks, and domain names, and all applications for any of the foregoing. “Regulation D” shall mean Regulation D promulgated under the Securities Act. “Related Agreements” shall mean the Joinder Agreements, the Key Employee Employment Agreements, the Earnout Agreement, the Option Cancellation Agreements, the Bonus Settlement Agreements, and all other agreements and certificates entered into by the Company or any of the Stockholders in connection with the Transactions. “Responsible Party” shall mean (i) Parent, if the applicable Indemnified Party is an Equityholder Indemnified Party, and (ii) the Stockholder Representative, on behalf of the Equityholders, if the applicable Indemnified Party is a Parent Indemnified Party, provided, however, if an indemnification claim is pursued directly against an Equityholder Indemnifying Party, such Equityholder Indemnifying Party shall be the Responsible Party. “Restricted Cash” means cash or cash equivalents held in escrow or as a security or other deposit, held for or on behalf of a customer or Stockholder, deposited with a customer or Stockholder or if usage of, or access to, such cash or cash equivalents is restricted by Legal Requirements, Contract or otherwise. “Securities Act” shall mean the Securities Act of 1933, as amended.

A-15 “Software” means computer software and databases, together with, as applicable, object code, source code, firmware, files, development tools, and embedded versions thereof, and documentation related thereto. “Spreadsheet” means that certain spreadsheet delivered pursuant to Section 4.4(a) and any updates to such spreadsheet delivered pursuant to Section 4.4(b). “Stockholder” shall mean any holder of any Company Capital Stock as of immediately prior to the Effective Time. “Straddle Period” shall mean any taxable period beginning on or before the Closing Date and ending after the Closing Date. “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. “Tax” (and, with correlative meaning, “Taxes” and “taxable”) means any federal, state, local, or non-U.S. net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, share capital, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, escheat, unclaimed property, amount due pursuant to Section 4980H of the Code, or similar governmental fee, assessment or charge (direct or reverse) in the nature of a tax, together with any interest or any penalty, addition to tax or additional amount in relation to such tax (whether disputed or not) imposed by any Governmental Entity (U.S. or non-U.S.), including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax, including any amendment thereof or attachment thereto and any related or supporting schedules or statements. “Transaction Expenses” shall mean, without duplication, all unpaid fees and expenses incurred by or on behalf of the Company in connection with this Agreement, the Merger and the other Transactions prior to or at Closing, including (i) all legal, accounting, financial advisory, consulting, finders’, and all other fees and expenses of third parties incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement, all other agreements, instruments and other documents referenced herein or contemplated hereby, the Merger and the other Transactions, and (ii) fifty percent (50%) of the costs and expenses of any D&O Policy. Notwithstanding the above, “Transaction Expenses” shall not include any of the following (i) fifty percent (50%) of the costs and expenses of any D&O Policy (to be paid by Parent), (ii) the Closing Payments to Qualified Recipients, (iii) the Earnout Payments to Qualified Recipients, (iv) the Deferred Amounts to Qualified Recipients, and (v) all Transaction Payroll Taxes (other than those that constitute Indebtedness hereunder).

A-16 “Transaction Payroll Taxes” shall mean all employer portion payroll or employment Taxes incurred in connection with any bonuses, option cash-outs or other compensatory payments in connection with the Transactions. “Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration, whether by foreclosure, whether voluntary or involuntary or by operation of law). “Transfer Taxes” shall mean any and all transfer, documentary, sales, use, registration, real property transfer, stamp, excise or stock transfer Taxes and other similar Taxes, and any penalties or interest with respect thereto, imposed with respect to the Transactions. “Welfare Plan” shall have the meaning set forth in Section 3(1) of ERISA.

Exhibit A EXHIBIT A Form of Certificate of Merger

Exhibit B EXHIBIT B Form of Key Employee Employment Agreements

Exhibit C EXHIBIT C Form of Exchange Documents

Exhibit D EXHIBIT D Form of Joinder Agreement

Exhibit E EXHIBIT E Form of Earnout Agreement

Exhibit F EXHIBIT F Form of Option Cancellation Agreement

Exhibit G EXHIBIT G Form of Bonus Cancellation Agreement

Exhibit H EXHIBIT H Form of Surviving Corporation Certificate of Incorporation

Exhibit I EXHIBIT I Form of Surviving Corporation Amended and Restated Bylaws

Exhibit J EXHIBIT J Form of New Company Bonus Arrangment

Schedule A SCHEDULE A Key Employee

Schedule B SCHEDULE B Net Working Capital

Schedule C SCHEDULE C Deferred Revenue

Schedule D SCHEDULE D New Company Bonus Arrangments

Schedule E SCHEDULE E Prior Company Bonus Arrangments